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                                                                 Exhibit 4.9

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                                  PRIMEDIA INC.

                        and the Guarantors listed herein

                           7 5/8 Senior Notes due 2008

                              Series A and Series B

                                  -------------

                                    INDENTURE

                          Dated as of February 17, 1998

                                  -------------


                              THE BANK OF NEW YORK
                                     Trustee

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                               Table of Contents
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                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01  Definitions ..................................................   1
      Section 1.02  Other Definitions ......................................  16
      Section 1.03  Incorporation by Reference of Trust Indenture Act ......  16
      Section 1.04  Rules of Construction ..................................  17

                                    ARTICLE 2
                                 THE SECURITIES

      Section 2.01  Form and Dating ........................................  17
      Section 2.02. Execution and Authentication ...........................  18
      Section 2.03. Registrar and Paying Agent .............................  18
      Section 2.04. Paying Agent to Hold Money in Trust ....................  18
      Section 2.05. Holder Lists ...........................................  19
      Section 2.06. Transfer and Exchange ..................................  19
      Section 2.07. Replacement Notes ......................................  30
      Section 2.08. Outstanding Notes ......................................  30
      Section 2.09. Treasury Notes .........................................  31
      Section 2.10. Temporary Notes ........................................  31
      Section 2.11. Cancellation ...........................................  31
      Section 2.12. Defaulted Interest .....................................  31
      Section 2.13  CUSIP Numbers ..........................................  32

                                    ARTICLE 3
                             OPTIONAL REDEMPTION AND
                   OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

      Section 3.01  Notices to Trustee .....................................  32
      Section 3.02  Selection of Securities to Be Redeemed .................  32
      Section 3.03  Notices to Holders .....................................  33
      Section 3.04  Effect of Notice of Redemption .........................  33
      Section 3.05  Deposit of Redemption Price or Purchase Price ..........  34
      Section 3.06  Securities Redeemed in Part ............................  34
      Section 3.07  Optional Redemption ....................................  34
      Section 3.08  Optional Redemption Upon Change of Control .............  35
      Section 3.09  Sinking Fund ...........................................  35

                                    ARTICLE 4
                                    COVENANTS

      Section 4.01  Payment of Securities ..................................  35


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      Section 4.02  Maintenance of Office or Agency ........................  35
      Section 4.03  SEC Reports; Financial Statements ......................  36
      Section 4.04  Compliance Certificate .................................  36
      Section 4.05  Compliance With Laws, Taxes ............................  37
      Section 4.06  Stay, Extension and Usury Laws .........................  37
      Section 4.07  Limitations on Restricted Payments .....................  38
      Section 4.08  Dividends and Payment Restrictions
                      Affecting Restricted Subsidiaries ....................  41
      Section 4.09  Incurrence of Indebtedness .............................  41
      Section 4.10  Change of Control ......................................  44
      Section 4.11  Limitations on Asset Sales .............................  45
      Section 4.12  Transactions With Affiliates ...........................  46
      Section 4.13  Limitations on Liens ...................................  47
      Section 4.14  Investments in Unrestricted Subsidiaries ...............  47
      Section 4.15  Payments for Consent ...................................  48
      Section 4.16  Corporate Existence. ...................................  49
      Section 4.17  Subsidiary Ownership. ..................................  49
      Section 4.18  Rule 144A Information Requirement ......................  49

                                    ARTICLE 5
                                   SUCCESSORS

      Section 5.01  Merger, Consolidation, or Sale of Assets ...............  49
      Section 5.02  Successor Corporation Substituted ......................  50

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

      Section 6.01  Events of Default ......................................  50
      Section 6.02  Acceleration ...........................................  52
      Section 6.03  Other Remedies .........................................  53
      Section 6.04  Waiver of Past Defaults ................................  53
      Section 6.05  Control by Majority ....................................  53
      Section 6.06  Limitations on Suits ...................................  53
      Section 6.07  Rights of Holders to Receive Payment ...................  54
      Section 6.08  Collection Suit by Trustee .............................  54
      Section 6.09  Trustee May File Proofs of Claim .......................  54
      Section 6.10  Priorities .............................................  55
      Section 6.11  Undertaking for Costs ..................................  55

                                    ARTICLE 7
                                     TRUSTEE

      Section 7.01  Duties of Trustee ......................................  55
      Section 7.02  Rights of Trustee ......................................  56
      Section 7.03  Individual Rights of Trustee ...........................  57
      Section 7.04  Trustee's Disclaimer ...................................  57
      Section 7.05  Notice of Defaults .....................................  57
      Section 7.06  Reports by Trustee to Holders ..........................  57
      Section 7.07  Compensation and Indemnity .............................  58
      Section 7.08  Replacement of Trustee .................................  58


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      Section 7.09  Successor Trustee by Merger, etc .......................  59
      Section 7.10  Eligibility; Disqualification ..........................  59
      Section 7.11  Preferential Collection of Claims Against Company ......  59

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

      Section 8.01  Termination of Company's and Guarantors' Obligations ...  60
      Section 8.02  Application of Trust Money .............................  61
      Section 8.03  Repayment to Company ...................................  61
      Section 8.04  Reinstatement ..........................................  61

                                    ARTICLE 9
                                   AMENDMENTS

      Section 9.01  Without Consent of Holders .............................  62
      Section 9.02  With Consent of Holders ................................  62
      Section 9.03  Compliance with Trust Indenture Act ....................  63
      Section 9.04  Revocation and Effect of Consents ......................  63
      Section 9.05  Notation on or Exchange of Securities ..................  64
      Section 9.06  Trustee to Sign Amendments, etc. .......................  64

                                   ARTICLE 10
                                    GUARANTEE

      Section 10.01 Subsidiary Guarantee ...................................  65
      Section 10.02 Execution and Delivery of Guarantee ....................  66
      Section 10.03 Guarantors May Consolidate, etc., on Certain Terms .....  66
      Section 10.04 Releases Following Sale of Assets ......................  67
      Section 10.05 "Trustee" to Include Paying Agent ......................  67
      Section 10.06 Additional Subsidiary Guarantees .......................  68

                                  ARTICLE 11
                                 MISCELLANEOUS

      Section 11.01 Trust Indenture Act Controls ...........................  68
      Section 11.02 Notices ................................................  68
      Section 11.03 Communication by Holders with Other Holders ............  69
      Section 11.04 Certificate and Opinion as to Conditions Precedent .....  69
      Section 11.05 Statements Required in Certificate or Opinion ..........  69
      Section 11.06 Rules by Trustee and Agents ............................  70
      Section 11.07 Legal Holidays .........................................  70
      Section 11.08 No Recourse Against Others .............................  70
      Section 11.09 Governing Law ..........................................  70
      Section 11.10 No Adverse Interpretation of Other Agreements ..........  70
      Section 11.11 Successors .............................................  71
      Section 11.12 Severability ...........................................  71
      Section 11.13 Counterpart Originals ..................................  71
      Section 11.14 Trustee as Paying Agent and Registrar ..................  71
      Section 11.15 Table of Contents, Headings, etc. ......................  71
      Section 11.16 Bank of New York Not Acting in Individual Capacity .....  71


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SIGNATURES .........................................................  67, 68, 69


                                       iv
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                                                                           Page
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EXHIBIT A FORM OF SECURITY
EXHIBIT A-1 FORM OF GUARANTEE
EXHIBIT B FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF
          TRANSFER OF SECURITIES
EXHIBIT C FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


                                       v
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                                                                               1

                                                              EXHIBIT 4.9

      INDENTURE, dated as of February 17, 1998, among PRIMEDIA Inc., a Delaware corporation (the "Company"), the corporations listed on Schedule I hereto (each a "Guarantor" and collectively, the "Guarantors") and The Bank of New York, a New York banking corporation, as Trustee.

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of 75/8% Senior Notes due 2008 (the "Series A Notes") and the 75/8% Senior Notes due 2008 to be issued in exchange for the Series A Notes (the "Series B Notes" and, together with the Series A Notes, the "Securities" or the "Notes") issued by the Company (as defined below):

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01 DEFINITIONS

      "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Adjusted Consolidated Net Income" means, with respect to any Person for any period, (i) the Consolidated Net Income of such Person for such period, plus
(ii) in the case of the Company and its Restricted Subsidiaries, all cash received during such period by the Company or any Restricted Subsidiary from its Unrestricted Subsidiaries from the payment of dividends or distributions (including tax sharing payments and loans or advances which are junior in right of payment to the Securities and have a longer Average Life than the Securities), but only to the extent such cash payments are not otherwise included in "Adjusted Consolidated Net Income." Each item of Adjusted Consolidated Net Income will be determined in conformity with GAAP, except that, for purposes of the application of Accounting Principles Board Opinions Nos. 16 and 17, such Person may select any amortization practice allowable by GAAP up to 40 years, notwithstanding the use of a different amortization in such Person's consolidated financial statements. Any designation of a Subsidiary of the Company as a Restricted Subsidiary or Unrestricted Subsidiary at or prior to the time of the calculation of Adjusted Consolidated Net Income of a Subsidiary will be treated as if it had occurred at the beginning of the applicable period.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling," "controlled by," and "under common control with") another Person if the controlling Person possesses, directly or indirectly the power to direct or cause the direction of the management or policies, of the controlled person, whether through ownership of voting securities, by agreement or otherwise.

      "Agent" means any Registrar or Paying Agent.

      "Applicable Premium" with respect to any Security being redeemed pursuant to Section 3.08 shall equal the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value of the required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus the Applicable Spread, over (B) the then outstanding principal amount of such Security.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

      "Applicable Spread" means one half of one percent.

      "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by the referent Person of any of its assets (including by way of a sale-and-leaseback and including the sale or other transfer of any of the Capital Stock of any Subsidiary of the referent Person); provided, that notwithstanding the foregoing, the term "Asset Sale" shall not include the sale, lease, conveyance, disposition or other transfer of (i) with respect to an Unrestricted Subsidiary, (A) any assets not constituting all or substantially all of the assets of any Net Cash Flow Unrestricted Subsidiary and
(B) any Capital Stock or any assets of any Restricted Payment Unrestricted Subsidiary, (ii) all or substantially all of the assets of the Company, as permitted pursuant to Section 5.01 hereof, (iii) any assets between the Company, any Restricted Subsidiary or any Unrestricted Subsidiary, (iv) any sale, conveyance, disposition or other transfer of (A) cash and cash equivalents, (B) inventory in the ordinary course of business and (C) any other tangible or intangible asset, in each case in the ordinary course of business, of the Company or its Restricted Subsidiaries, or (v) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof.

      "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment (assuming the exercise by the obligor of such debt security of all unconditional (other than as to the giving of notice) extension options of each such scheduled payment date) of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

      "Bank Credit Facility" means the $1.5 billion credit facilities with The Chase Manhattan Bank, The Bank of New York, Bankers Trust Company and The Bank of Nova Scotia, as agent.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

      "Cedel" means Cedel Bank, SA.

      "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than KKR and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than (A) 35 percent (35%) of the total voting power of the then outstanding voting stock of the Company and (B) the total voting power of the then outstanding voting stock of the Company beneficially owned by KKR and its Affiliates or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

      "Class D Subordinated Debentures" means the 10% Class D Subordinated Exchange Debentures due 2008 of the Company issuable in exchange for the Series D Preferred Stock.

      "Class E Subordinated Debentures" means the 9.20% Class E Subordinated Exchange Debentures due 2009 of the Company issuable in exchange for the Series E Preferred Stock.

      "Class F Subordinated Debentures" means the 9.20% Class F Subordinated Exchange Debentures due 2009 of the Company issuable in exchange for the Series F Preferred Stock.

      "Class G Subordinated Debentures" means the 85/8% Class G Subordinated Exchange Debentures due 2010 of the Company issuable in exchange for the Series G Preferred Stock.

      "Class H Subordinated Debentures" means the 85/8% Class G Subordinated Exchange Debentures due 2010 of the Company issuable in exchange for the Series H Preferred Stock.

      "Class D Subordinated Debenture means the indenture between the Company and the Subordinated Debenture Trustee referred to therein pursuant to which the Class D Subordinated Debentures will be issued.

      "Class E Subordinated Debenture Indenture" means the indenture between the Company and the Subordinated Debenture Trustee referred to therein pursuant to which the Class E Subordinated Debentures will be issued.

      "Class F Subordinated Debenture Indenture" means the indenture between the Company and the Subordinated Debenture Trustee referred to therein pursuant to which the Class F Subordinated Debentures will be issued.

      "Class G Subordinated Debenture Indenture" means the indenture between the Company and the Subordinated Debenture Trustee referred to therein pursuant to which the Class G Subordinated Debentures will be issued.

      "Class H Subordinated Debenture Indenture" means the indenture between the Company and the Subordinated Debenture Trustee referred to therein pursuant to which the Class H Subordinated Debentures will be issued.

      "Common Stock" means the common stock, par value $0.01 per share, of the Company.

      "Company" means (i) PRIMEDIA Inc., a Delaware corporation, and (ii) any successor of PRIMEDIA Inc. pursuant to Article 5 hereof.

      "Consolidated Cash Flow" means, with respect to any Person for any period, the Adjusted Consolidated Net Income of such Person for such period plus (a) (i) with respect to any Restricted Subsidiary other than a Partially Owned Restricted Subsidiary, provision for taxes based on income or profits to the extent such provision for taxes was included in computing Adjusted Consolidated Net Income and (ii) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata Portion of any provision for taxes based on income or profits to the extent such provision for taxes was included in computing Adjusted Consolidated Net Income, plus (b) (i) with respect to any Restricted Subsidiary other than a Partially Owned Restricted Subsidiary, consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments), and (ii) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata Portion of consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments), plus (c) (i) with respect to any Restricted Subsidiary other than a Partially Owned Restricted Subsidiary, depreciation, amortization and other non-cash charges to the extent such depreciation, amortization and other non-cash charges were deducted in computing Adjusted Consolidated Net Income (including amortization of goodwill and other intangibles) and (ii) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata Portion of depreciation, amortization and other non-cash charges to the extent such depreciation, amortization and other non-cash charges were deducted in computing Adjusted Consolidated Net Income (including amortization of goodwill and other intangibles); provided, with respect to the calculation of a Person's Debt to Consolidated Cash Flow Ratio, that if, during such period, (a) such Person or any of its Subsidiaries shall have made any Asset Sales (other than, in the case of the Company and its Restricted Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries which constitute Asset Sales), Consolidated Cash Flow of such Person for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive), to the extent such Consolidated Cash Flow was included in computing Consolidated Cash Flow, directly attributable to the assets or Capital Stock which are the subject of such Asset Sales for such period or increased by an amount equal to the Consolidated Cash Flow (if negative), to the extent such Consolidated Cash Flow was included in computing Consolidated Cash Flow, directly attributable thereto for such period and (b) such Person or any of its Subsidiaries (other than, in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries) has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including without limitation, any acquisition of assets or Capital Stock occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated Cash Flow of such person shall be calculated (notwithstanding clause (a) of the definition of Consolidated Net Income) as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period. Consolidated Cash Flow of such Person shall be determined for any period without regard to changes in Working Capital of such Person and its Subsidiaries during such period.

      "Consolidated Fixed Charges" means, with respect to any Person for any period, the (a) consolidated Interest Expense, whether paid or accrued, to the extent such expense was deducted in computing Adjusted Consolidated Net Income (including amortization of original issue discount and non-cash interest payments) and (b) the amount of all cash dividend payments on all series of preferred stock other than cash dividends on preferred stock of Unrestricted Subsidiaries and cash dividends paid to such Person or its Subsidiaries; provided that with respect to Partially Owned Restricted Subsidiaries, only the Pro Rata Portion of any amounts covered by clauses (a) and (b) above shall be included in calculating Consolidated Fixed Charges; provided further that if, during such period, (i) such Person or any of its Subsidiaries shall have made any Asset Sales (other than in the case of the Company and its Restricted Subsidiaries, sales of the Capital Stock of or any assets of Unrestricted Subsidiaries which constitute asset sales), Consolidated Fixed Charges of such Person for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to the assets which are the subject of such Asset Sales for such period and (ii) such Person or any of its Subsidiaries (other than in the case of the Company and its Restricted Subsidiaries, Unrestricted Subsidiaries) has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made hereunder, Consolidated Fixed Charges of such Person shall be calculated as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

      "Consolidated Net Cash Flow" means, with respect to any Person for any period, the aggregate Consolidated Cash Flow of such Person for such period, minus (a) capital expenditures of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), minus (b) the aggregate amount of all cash dividends paid by such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) to holders of its Capital Stock other than to such Person or its Subsidiaries, minus (c) the aggregate amount of all taxes based on income or profits paid by such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) other than to such Person or its Subsidiaries, minus
(d) cash Interest Expense of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), minus (e) repayments of principal of Indebtedness by such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), minus (f) any increases in Working Capital of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), and plus (g) any decreases in Working Capital of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof), in each case, for such period and determined in accordance with GAAP; provided that in calculating the amount referred to in clause (f) or (g) above, as the case may be, for any period during which the Company or any of its Restricted Subsidiaries has consummated an Asset Sale (other than, the case of the Company and its Restricted Subsidiaries, sales of Capital Stock of, cash or any assets of Unrestricted

Subsidiaries which constitute Asset Sales), the portion of the change in Working Capital for such period attributable to the entity or business sold or purchased shall be based (x) in the case of such an Asset Sale, on the change in Working Capital attributable to the entity or business sold from the first day of such period to the date of the consummation of such sale and (y) in the case of an acquisition, on the change in Working Capital attributable to the entity or business acquired from the date of consummation of such acquisition to the last day of such period.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, with respect to any Partially Owned Restricted Subsidiary, including only the Pro Rata Portion of the net income (or loss) of such Partially Owned Restricted Subsidiary as of any date of determination of Consolidated Net Income for the Company and its Restricted Subsidiaries) for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the net income (or loss) of any Person which is not a Subsidiary or is accounted for by the equity method of accounting shall be included only to the extent of the amount of cash dividends or distributions (including tax sharing payments and loans or advances which are junior in right of payment to the Securities and have a longer Average Life than the Securities) paid to the referent Person or a Subsidiary of the referent Person, (ii) except to the extent includable pursuant to the foregoing clause (i), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries shall be excluded, (iii) any gains or losses attributable to Asset Sales net of related tax costs or tax benefits, as the case may be, shall be excluded and (iv) the net income of any Unrestricted Subsidiary (and, solely for purposes of Section 4.07 hereof, the net income of any Partially Owned Restricted Subsidiary) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Unrestricted Subsidiary (or, solely for the purposes of Section 4.07 hereof, any Partially Owned Restricted Subsidiary) of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders that, in each such case, has not been legally waived or otherwise satisfied.

      "Consolidated Net Worth" means, for purposes of this Indenture, at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of the referent Person and its Subsidiaries on a consolidated basis, less amounts attributable to Redeemable Stock, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52), except that all effects of the application of Accounting Principles Board Opinions Nos. 16 and 17 and related interpretations shall be disregarded.

      "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust and Agency Group.

      "Credit Facilities" means, collectively, the Bank Credit Facility and the New Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, modified, renewed, refunded or refinanced from time to time, as permitted in clause (i) of the second paragraph of Section 4.09 hereof.

      "Currency Agreement" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

      "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      "Debt to Consolidated Cash Flow Ratio" means the ratio of all Indebtedness of the Company and its Restricted Subsidiaries to Consolidated Cash Flow.

      "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Equity Interests" means Capital Stock, warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

      "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Offer" means the offer which may be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Notes for the Series B Notes.

      "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

      "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than the Credit Facilities and the Outstanding Notes) in existence on the date of this Indenture, until such amounts are repaid.

      "Fixed Charge Coverage Ratio" means the ratio of Consolidated Cash Flow to Consolidated Fixed Charges.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

      "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Guarantee" means, individually and collectively, the guarantees given by the Guarantors pursuant to Article 10 hereof, including a notation in the Securities substantially in the form attached hereto as Exhibit A-1.

      "Guarantee Date" means the date upon which a Guarantor executes a Guarantee.

      "Guarantor" means each domestic Restricted Subsidiary of the Company (or successor of such Restricted Subsidiary) which executes a Guarantee.

      "Holder" means a Person in whose name a Security is registered.

      "IAI Global Note" means the global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

      "Indebtedness" of any Person means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement obligations with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to financing leases), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness), and shall also include, to the extent not otherwise included, any Capital Lease Obligations, the maximum fixed repurchase price of any Redeemable Stock, indebtedness secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligations secured thereby shall have been assumed, guarantees of items that would be included within this definition to the extent of such guarantees (exclusive of whether such items would appear upon such balance sheet), and net liabilities in respect of Currency Agreements and Interest Rate Agreements. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, provided that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured. For the purpose of determining the aggregate Indebtedness of the Company and its Restricted Subsidiaries, such Indebtedness shall exclude (a) the Indebtedness of any Unrestricted Subsidiary of the Company or any Unrestricted Subsidiary of a Restricted Subsidiary and (b) with respect to any Partially Owned Restricted Subsidiary, the Pro Rata Portion of any Indebtedness of any Partially Owned Restricted Subsidiary of the Company or any Partially Owned Restricted Subsidiary of a Restricted Subsidiary pursuant to which the lender thereunder does not have recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

      "Indenture" means this Indenture as amended from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Purchaser" means Salomon Brothers Inc or Morgan Stanley & Co. Incorporated.

      "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

      "Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest in respect of Indebtedness (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and the net cost (benefit) associated with Interest Rate Agreements, and excluding amortization of deferred finance fees and interest recorded as accretion in the carrying value of liabilities (other than Indebtedness) recorded at a discounted value) and all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or accrued by such Person during such period.

      "Interest Payment Date" has the meaning assigned to such term in the Securities.

      "Interest Rate Agreements" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

      "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person or its Subsidiaries) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by any other Person. For the purposes of Sections 4.07 and 4.14 hereof, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

      "KKR" means Kohlberg Kravis Roberts & Co., L.P.

      "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

      "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give any security interest in and any filing or other agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Liquidated Damages" means, with respect to any Securities, all unpaid liquidated damages owing by the Company pursuant to Section 5 of the Registration Rights Agreement for such Securities.

      "Net Cash Flow Unrestricted Subsidiary" means an Unrestricted Subsidiary which is not a Restricted Payment Unrestricted Subsidiary.

      "Net Proceeds" means, with respect to any Asset Sale, the aggregate cash proceeds (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, and including any amounts received as disbursement or withdrawals from any escrow or similar account established in connection with any such Asset Sale, but, in either such case, only as and when so received) received by the Company or any of its Subsidiaries in respect of such Asset Sale, net of (i) the cash expenses of such sale (including, without limitation, the payment of principal, premium, if any, and interest on Indebtedness required to be paid as a result of such Asset Sale (other than the Securities and amounts repaid pursuant to the Credit Facilities) and legal, accounting and investment banking fees and sales commissions), (ii) taxes paid or payable as a result thereof, (iii) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Proceeds on such date and (iv) any relocation expenses and pension, severance and shutdown costs incurred as a result thereof.

      "New Credit Facility" means the $150 million credit facility with The Chase Manhattan Bank, The Bank of New York, Bankers Trust Company and The Bank of Nova Scotia, as agents.

      "Non-U.S. Person" means a Person who is not a U.S. Person.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officers" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company or any Guarantor, as applicable.

      "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's chief executive officer, chief financial officer or controller financial accounting.

      "Opinion of Counsel" means a written opinion prepared in accordance with
Section 11.05 hereof and acceptable in form and substance to the Trustee, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Guarantor, if applicable, or the Trustee.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Outstanding Notes" means the 10 1/4% Senior Notes due 2004 and the 8 1/2% Senior Notes due 2006, as each may be amended, supplemented or otherwise modified from time to time.

      "Outstanding Note Indentures" means the Indenture, dated as of May 31, 1994, among the Company, the guarantors listed therein and Bankers Trust Company, as trustee, relating to the 10 1/4% Senior Notes due 2004, and the Indenture, dated as of January 24, 1996, among the Company, the guarantors listed therein and The Bank of New York, as trustee, relating to the 8 1/2% Senior Notes due 2006, as each may be amended, supplemented or otherwise modified from time to time.

      "Partially Owned Restricted Subsidiary" means any Restricted Subsidiary other than a wholly-owned Restricted Subsidiary.

      "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

      "Participating Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

      "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries incurred in the ordinary course of business; (vi) Liens (including extensions and renewals thereof) upon real or tangible personal property acquired after the date of this Indenture, provided that (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the item of property subject thereto,
(b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (c) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item and
(d) the incurrence of such Indebtedness is permitted by Section 4.09 hereof;
(vii) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (ix) judgment and attachment Liens not giving rise to an Event of Default; (x) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries; (xi) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and which are within the general parameters customary in the industry, in each case securing Indebtedness under Interest Rate Agreements and Currency Agreements; (xii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries; (xiii) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company and its Subsidiaries; (xiv) any interest or title of a lessor in the property subject to any Capital Lease Obligation or operating lease; (xv) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xvi) Liens permitted by the Credit Facilities as in effect on the date of this Indenture; (xvii) Liens securing Indebtedness described in clause (xii) of the second paragraph of Section 4.09 hereof; (xviii) Liens between the Company and any Restricted Subsidiary or between Restricted Subsidiaries; (xix) Liens securing letters of credit in an amount not to exceed $75 million in the aggregate at any one time; (xx) Liens in an amount not to exceed $50 million in the aggregate at any one time and (xxi) Liens incurred by Partially Owned Restricted Subsidiaries which do not exceed 10% of Total Assets in the aggregate at any one time.

      "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

      "Pro Rata Portion" means, with respect to any Partially Owned Restricted Subsidiary, the percentage of such Partially Owned Restricted Subsidiary's outstanding Equity Interests beneficially owned by the Company and its Restricted Subsidiaries.

      "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Redeemable Stock" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable before the stated maturity of the Securities), or upon the happening of any event, matures or is mandatorily redeemable, in whole or in part, prior to the stated maturity of the Securities, or is, by its terms or upon the happening of any event, redeemable at the option of the holder thereof, in whole or in part, at any time prior to the stated maturity of the Securities except for Equity Interests of the Company issued to present and former members of management of the Company and its Subsidiaries pursuant to subscription and option agreements in effect on the date hereof and common stock and options of the Company issued to future members of management of the Company and its Subsidiaries pursuant to subscription agreements executed subsequent to the date hereof containing provisions for the repurchase of such common stock and options upon death, disability or termination of employment of such persons which are substantially identical to those contained in the subscription agreements in effect on the date hereof; provided that for purposes of Section 4.07 hereof and that for purposes of the definition of Indebtedness, Redeemable Stock does not include the Series B Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

      "Registration Rights Agreement" means the Registration Rights Agreement dated February 17, 1998, between the Initial Purchasers, the Company and the subsidiaries of the Company listed on the signature page thereto, as such agreement may be amended, modified or supplemented from time to time.

      "Regulation S" means Regulation S promulgated under the Securities Act.

      "Regulation S Global Note" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

      "Responsible Officer" means, when used with respect to the Trustee, any officer within the Corporate Trust and Agency Group (or any successor group thereto) of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Restricted Payment Unrestricted Subsidiary" means an Unrestricted Subsidiary which was capitalized exclusively with a permitted Restricted Payment or the proceeds from the issuance of an Equity Interest by the Company or with the proceeds of the sale of stock or substantially all of the assets of any other Unrestricted Subsidiary which was capitalized with such funds to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale.

      "Restricted Period" means the 40-day restricted period as defined in Regulation S.

      "Restricted Subsidiary" means, for the purposes of this Indenture, a Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof, on a pro forma basis taking into account such designation.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Rule 903" means Rule 903 promulgated under the Securities Act.

      "Rule 904" means Rule 904 promulgated the Securities Act.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means the Securities described above issued under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series D Preferred Stock" means the Company's $10.00 Series D Exchangeable Preferred Stock Redeemable 2008, par value $.01 per share.

      "Series E Preferred Stock" means the Company's $9.20 Series E Exchangeable Preferred Stock Redeemable 2009, par value $.01 per share.

      "Series F Preferred Stock" means the Company's $9.20 Series F Exchangeable Preferred Stock Redeemable 2009, issuable in exchange for the Series E Preferred Stock and containing terms identical to the Series E Preferred Stock.

      "Series G Preferred Stock" means the Company's $8.625 Series G Exchangeable Preferred Stock Redeemable 2010, par value $.01 per share.

      "Series H Preferred Stock" means the Company's $8.625 Series H Exchangeable Preferred Stock Redeemable 2010 issuable in exchange for the Series G Preferred Stock and containing terms identical to the Series G Preferred Stock.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Subordinated Debentures" means the Company's 10% Class D Subordinated Exchange Debentures due 2008, the 9.20% Class E Subordinated Exchange Debentures due 2009, the 9.20% Class F Subordinated Exchange Debentures due 2009, the 8e% Class G Subordinated Exchange Debentures due 2010, and the 8e% Class H Subordinated Exchange Debentures due 2010.

      "Subsidiary" of any Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

      "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb).

      "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries.

      "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06(b) hereof.

      "Transfers" means (i) any payment of interest on Indebtedness, dividends or repayments of loans or advances and (ii) any other transfers of assets, in each case from an Unrestricted Subsidiary to the Company or any of its Restricted Subsidiaries.

      "Treasury Rate" means, for the purposes of this Indenture, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Securities; provided that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "Unrestricted Subsidiary" means, for the purposes of this Indenture, (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors, as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns, or holds any Lien on, any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated; provided that (a) the Company certifies that such designation complies with Section 4.07 and 4.14 hereof, and (b) the Subsidiary to be so designated has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof, on a pro forma basis taking into account such designation.

      "U.S. Government Obligations" means direct noncallable obligations of or guaranteed by the United States of America.

      "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

      "Working Capital" means, with respect to any Person for any period, the current assets of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) on a consolidated basis, after excluding therefrom cash and cash equivalents and deferred income taxes, less the current liabilities of such person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof) on a consolidated basis, after excluding therefrom, in each case to the extent otherwise included therein, all short-term Indebtedness for borrowed money, the current portion of any long-term Indebtedness, liabilities arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business, provided that such liabilities are extinguished within three business days of this incurrence, and deferred income taxes of such Person and its Subsidiaries (and in the case of the Company and its Restricted Subsidiaries, excluding Unrestricted Subsidiaries and, in the case of Partially Owned Restricted Subsidiaries, including only the Pro Rata Portion thereof).

SECTION 1.02  OTHER DEFINITIONS

                                                                    Defined in
    Term                                                              Section
    ----                                                              -------

    "Affiliate Transaction"..........................................  4.12
    "Change of Control Offer"........................................  4.10
    "Change of Control Payment"......................................  4.10
    "Change of Control Payment Date".................................  4.10(2)
    "Event of Default"...............................................  6.01
    "Legal Holiday".................................................. 11.07
    "Paying Agent"...................................................  2.03
    "Registrar"......................................................  2.03
    "Refinancing Indebtedness".......................................  4.09
    "Restricted Payments"............................................  4.07
    "Retired Capital Stock"..........................................  4.07
    "Refunding Capital Stock"........................................  4.07
    "Successor"......................................................  5.01(i)

SECTION 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Securities and the Guarantees.

      "indenture security holder" means a Holder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the Securities means the Company, any other obligor upon the Securities or any successor obligor upon the Securities or any Guarantor.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04 RULES OF CONSTRUCTION

      Unless the context otherwise requires:

      (1)   a term has the meaning assigned to it;

      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (3)   "or" is not exclusive;

      (4) words in the singular include the plural, and in the plural include the singular; and

      (5)   provisions apply to successive events and transactions.

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01 FORM AND DATING

      (a)General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

      (c)Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02. EXECUTION AND AUTHENTICATION

      One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05. HOLDER LISTS

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE

      (a)Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections
      2.07 and 2.11 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Security other than as provided in this
      Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

      (b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

      (i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

      (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions conta4ined in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Securities and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

      (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

            (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

            (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

            (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, and the tansferee must deliver a certificate in the form of Exhibit D hereto.

      (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer,
      (2) a Person participating in the distribution of the Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                  (2)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                  (3)in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

      (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon receipt by the Registrar of the following documentation:

            (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (1) thereof;

            (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

            (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, and a certificate in the form of Exhibit D hereto;

            (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the
            Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
            Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
            Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

            and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall make available for delivery such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Definitive Note bearing the Private Placement Legend or transferred to a Person who takes delivery thereof in the form of a Definitive Note bearing the Private Placement Legend.

      (d)Transfer and Exchange of Definitive Notes for Beneficial Interests.

      (i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (1) thereof;

            (C) if such Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D) if such Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
      (3)(a) thereof;

            (E) if such Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

            (F) if such Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

            (G) if such Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, and a certificate in the form of Exhibit D hereto, the Trustee shall cancel the Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (G) above, the IAI Global Note.

      (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                  (1)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                  (2)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                  (3)in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

   Upon satisfaction of the conditions of any of the subparagraphs in this
   Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

           (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

      If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with
Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above.

      (e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

      (i) Restricted Definitive Notes to Restricted Definitive Notes. Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

            (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

            (C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable, and the transferee must deliver a certificate in the form of Exhibit D hereto; and

            (D) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver (x) a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

      (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

            (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D) the Registrar receives the following:

                  (1)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                  (2)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                  (3)in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

      (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

      (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) broker-dealers, (y) Persons participating in the distribution of the Exchange Notes or (z) Persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

      (i) Private Placement Legend.

            (A) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

            (B) Notwithstanding the foregoing, any Global Note or Definitive
      Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii),
      (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

      (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE Trustee MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

      (i) General Provisions Relating to Transfers and Exchanges.

      (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

      (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08, and 9.05 hereof).

      (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

      (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

      (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

      (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

      (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

      (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT NOTES

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING NOTES .

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09. TREASURY NOTES .

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY NOTES .

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION .

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. DEFAULTED INTEREST .

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13 CUSIP NUMBERS

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                             OPTIONAL REDEMPTION AND
                   OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

SECTION 3.01 NOTICES TO TRUSTEE

      (a) If the Company elects to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth that such redemption shall occur pursuant to
Section 3.07 hereof and setting forth the redemption date, the principal amount of Securities to be redeemed and the redemption price.

      (b) If the Company elects to redeem Securities pursuant to the provisions of Section 3.08 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the redemption date, an Officers' Certificate setting forth that a Change of Control has occurred and the date of such Change of Control and that such redemption shall occur pursuant to Section 3.08 hereof, and further setting forth the principal amount of Securities to be redeemed, the redemption price of such Securities and the intended redemption date.

SECTION 3.02 SELECTION OF SECURITIES TO BE REDEEMED

            If less than all of the Securities are to be redeemed at any time, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Security in denominations of $1,000 or less shall be redeemed in part. The Trustee may select for redemption any portion (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

SECTION 3.03 NOTICES TO HOLDERS

      (a) If the Company elects to redeem Securities pursuant to either of
Section 3.07 or 3.08 hereof, notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address.

      The notice shall identify the Securities to be redeemed (including CUSIP number) and shall state:

            (1)   the redemption date;

            (2)   the redemption price;

            (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

            (4)   the name and address of the Paying Agent;

            (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

            (6) that interest on Securities or portions of them called for redemption ceases to accrue on and after the redemption date;

            (7) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

            (8) the aggregate principal amount of Securities that are being redeemed.

      (b) At the Company's timely request, the Trustee shall give the notice required in Section 3.03(a) hereof above in the Company's name and at its expense and setting forth the information to be stated in such notice as provided in Section 3.03(a) hereof.

SECTION 3.04 EFFECT OF NOTICE OF REDEMPTION

      Once notice of redemption is mailed (after the Trustee has received the notice provided for in Section 3.01 hereof), Securities called for redemption become due and payable on the redemption date at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall fail to make payment of the redemption price or accrued interest on the redemption date). Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus premium and Liquidated Damages, if any, plus accrued interest, if any, to the redemption date, but interest installments whose maturity is on the redemption date and Liquidated Damages which become payable on the redemption date will be payable to the Holder of record at the close of business on the relevant record dates referred to in the Securities.

SECTION 3.05 DEPOSIT OF REDEMPTION PRICE OR PURCHASE PRICE

      Prior to 10:00 a.m. on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money (in same-day funds) sufficient to pay the redemption price of, premium and Liquidated Damages, if any, and accrued interest on, all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which previously have been delivered by the Company to the Trustee for cancellation. The Trustee or the Paying Agent shall return to the Company any such money not required for that purpose.

      If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed, whether or not such Securities are presented for payment, will cease to accrue on the applicable redemption date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal from the redemption date until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06 SECURITIES REDEEMED IN PART

      Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee, upon the written order of the Company, shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07 OPTIONAL REDEMPTION

      The Company may redeem all or any of the Securities, in whole or in part, at any time on or after April 1, 2003 at the redemption prices (expressed as percentages of the principal amount) set forth in the immediately succeeding paragraph, plus accrued and unpaid interest thereon to the applicable redemption date.

      The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve-month period beginning April 1 of the year indicated below:

             Year                                  Percentage
             ----                                  ----------

             2003                                   103.813%
             2004                                   102.542%
             2005                                   101.271%
             2006 and thereafter                    100.000%

      Notwithstanding the foregoing, upon the occurrence at any time of a Change in Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 hereof.

      Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08 OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

      In addition to any redemption pursuant to Section 3.07 hereof, the Securities will be redeemable, at the option of the Holders, in whole or in part, at any time within 160 days after a Change of Control upon not less than 30 nor more than 60 days' prior notice to the Company of Securities to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount of the Securities being redeemed plus Liquidated Damages for such Securities, if any, plus (ii) accrued and unpaid interest, if any, to the redemption date plus (iii) the Applicable Premium.

      Any redemption pursuant to this Section 3.08 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.09 SINKING FUND

      The Securities will not be entitled to any sinking fund payments.

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01 PAYMENT OF SECURITIES

      The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities, and shall pay Liquidated Damages, if any, on the dates and in the manner provided in the Registration Rights Agreement. Principal and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company in available funds and designated for and sufficient to pay all principal and interest then due.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY

      The Company shall maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 4.03 SEC REPORTS; FINANCIAL STATEMENTS

      (a) The Company and the Guarantors shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company and/or the Guarantors are required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). Any Guarantor not required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall not be required to file such reports with the SEC or Trustee. The Company and the Guarantors shall also comply with the other provisions of TIA ss.314(a).

      (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, so long as at least 5% of the original principal amount of the Securities remain outstanding, the Company shall cause its financial statements referred to in Section 4.03(a) hereof, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be so mailed to the Holders within 90 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the Company's first three fiscal quarters. The Company will cause to be disclosed in a statement accompanying any annual report or comparable information as of the date of the most recent financial statements in each such report or comparable information the amount available for payments pursuant to
Section 4.07 hereof. As of the date hereof, the Company's fiscal year ends on December 31. Any Guarantor not required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall not be required to file such reports with the SEC or Trustee.

SECTION 4.04 COMPLIANCE CERTIFICATE

      (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Securities are outstanding,
(i) deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto and (ii) promptly notify the Trustee of any Change of Control.

SECTION 4.05 COMPLIANCE WITH LAWS, TAXES

      The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

      The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

SECTION 4.06 STAY, EXTENSION AND USURY LAWS

      The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Securities; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Securities, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07 LIMITATIONS ON RESTRICTED PAYMENTS

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock or other Equity Interests (other than (A) dividends or distributions payable in Equity Interests (other than Redeemable Stock) of the Company or such Restricted Subsidiary or (B) dividends or distributions payable to the Company or any of its Restricted Subsidiaries), (ii) (A) voluntarily purchase, redeem or otherwise acquire or retire for value any preferred stock of the Company or any of its Restricted Subsidiaries, which by its terms, is exchangeable for any Indebtedness that is pari passu with or subordinated in right of payment to the Securities or (B) purchase, redeem or otherwise acquire or retire for value any Equity Interests (other than Exchangeable Preferred Stock) of the Company or any of its Restricted Subsidiaries (other than any such Equity Interests purchased from the Company or any of its Restricted Subsidiaries), (iii) voluntarily purchase, repay, redeem, defease (including, but not limited to, covenant or legal defeasance) or otherwise acquire or retire for value any Indebtedness (other than (A) the Securities, (B) Indebtedness under the Credit Facilities, (C) Indebtedness permitted under clause (v) or (vi) of the second paragraph of Section 4.09 hereof, and any extension, refinancing, renewal, replacement, substitution or refunding thereof permitted under clause (vii) of the second paragraph of
Section 4.09 hereof or (D) Indebtedness between and among the Company and its Restricted Subsidiaries) that is pari passu with or subordinated in right of payment to the Securities (other than in connection with the refunding or refinancing of such Indebtedness) or (iv) make Investments in Restricted Payment Unrestricted Subsidiaries (the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

            (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

            (b) the Company could not incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xv) of the second paragraph thereof), which calculation shall be made on a pro forma basis deducting from Adjusted Consolidated Net Income the amount of any Investment the Company has made in an Unrestricted Subsidiary during the relevant period and any Investment the Company intends to make in an Unrestricted Subsidiary, to the extent that such Investment is made with amounts included in Adjusted Consolidated Net Income as a result of Transfers described in clause (c)(x) of this Section 4.07 or clause (c)(y) of Section 4.14 hereof; or

            (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made after May 13, 1992 exceeds the sum of the following: (w) 50% of the amount of the Adjusted Consolidated Net Income (other than amounts included in the next succeeding clause (c)(x)) of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately after May 13, 1992 through the end of the Company's fiscal quarter ending immediately prior to the time of such Restricted Payment (or, if Adjusted Consolidated Net Income for such period is a deficit, 100% of such deficit); plus (x) 100% of the amount of all Transfers from a Restricted Payment Unrestricted Subsidiary up to the aggregate amount of the Investment (after taking into account all prior Transfers from such Restricted Payment Unrestricted Subsidiary) in such Restricted Payment Unrestricted Subsidiary (valued in each case as provided in the definition of "Investment"); plus (y) in the event of a designation of a Restricted Payment Unrestricted Subsidiary as a Restricted Subsidiary, 100% of an amount equal to the greater of (A) the fair market value of such Subsidiary as determined by the Board of Directors in good faith (or, if such fair market value may exceed $25.0 million, as determined in writing by an independent investment banking firm of nationally recognized standing) at the time of the redesignation of such Restricted Payment Unrestricted Subsidiary as a Restricted Subsidiary and (B) the Consolidated Net Cash Flow generated by such Subsidiary for the period (taken as one accounting period) from the beginning of its first fiscal quarter commencing immediately after the date of its designation as a Restricted Payment Unrestricted Subsidiary through such Subsidiary's fiscal quarter ending immediately prior to its designation as a Restricted Subsidiary (or if such Consolidated Net Cash Flow for such period is a deficit, 100% of such deficit); plus (z) 100% of the aggregate net cash proceeds received by the Company from (i) the issuance or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Restricted Subsidiary of the Company and other than Redeemable Stock) or (ii) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale;

provided, however, that for purposes of making Investments in Unrestricted Subsidiaries, if the amount determined in accordance with clauses (w) or (y) above is a deficit, such deficit shall be excluded from the computation of this clause (c); and provided, further, that all such amounts applied pursuant to this clause (c) shall not be available for application under clause (c) of
Section 4.14 hereof.

      The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) (A) the retirement of any shares of the Company's Capital Stock (the "Retired Capital Stock") either (1) in exchange for or (2) out of the net proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other shares of the Company's Capital Stock (the "Refunding Capital Stock") other than any Redeemable Stock, and (B) if immediately prior to such retirement of such Retired Capital Stock the declaration and payment of dividends thereon was permitted under either clause
(iii) or (vii) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per year that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; (iii) the declaration and payment of dividends to the holders of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and the Series G Preferred Stock; (iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company issued to present and former members of management of the Company and its Subsidiaries pursuant to subscription and option agreements in effect on the date hereof and Equity Interests of the Company issued to future members of management pursuant to subscription agreements executed subsequent to the date hereof, containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the subscription agreements in effect on the date hereof; (v) the declaration and payment of dividends on the Company's Common Stock of up to $25.0 million per annum plus 6% per annum of the net proceeds received at any time by the Company from (a) the issue or sale of Common Stock or (b) (1) the issuance of securities convertible into Common Stock (other than any such convertible securities issued to (A) members of the Company's management or its Board of Directors and (B) any Subsidiary of the Company) and (2) the conversion of such convertible securities into Common Stock, in both cases at the time of such conversion into Common Stock; (vi) the repurchase, redemption or other acquisition or retirement for value of Indebtedness of the Company which is subordinated in right of payment to the Securities either (A) in exchange for or (B) with the proceeds of the issuance of, Equity Interests (other than Redeemable Stock) of the Company; (vii) the declaration and payment of dividends to holders of any class or series of the Company's preferred stock issued after the date hereof (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause
(ii) of this paragraph), provided that at the time of such issuance the Company's Fixed Charge Coverage Ratio, after giving effect to such issuance, would be greater than 1.25 to 1; (viii) the redemption, repurchase or other acquisition or retirement for value of any Indebtedness of the Company which is subordinated in right of payment to the Securities (A) with the proceeds of, or in exchange for, Indebtedness incurred pursuant to clause (vii) of the second paragraph of Section 4.09 hereof or (B) if, after giving effect to such redemption, repurchase or retirement, the Company could incur at least $1.00 of Indebtedness under the first paragraph of Section 4.09 hereof (without giving effect to clauses (i) through (xv) of the second paragraph thereof); (ix) the retirement of the Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in exchange for the issuance of the Class B Subordinated Debentures, Class D Subordinated Debentures, Class E Subordinated Debentures, Class F Subordinated Debentures and Class G Subordinated Debentures, respectively, pursuant to the respective certificates of designations relating thereto, (x) the purchase of Class B Subordinated Debentures, Class D Subordinated Debentures, Class E Subordinated Debentures, Class F Subordinated Debentures and Class G Subordinated Debentures in accordance with the Change of Control covenants in the Class B Debenture Indenture, the Class D Debenture Indenture, the Class E Debenture Indenture, the Class F Debenture and the Class G Debenture Indenture, respectively; (xi) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (xi) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (xii) the repurchase, retirement or other acquisition for value of Equity Interests of the Company which are not held by KKR or any of its Affiliates; provided, that (A) the aggregate Restricted Payments made under this clause (xii) shall not exceed $75 million and (B) immediately after giving effect to each Restricted Payment made pursuant to this clause (xii) on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof and (xiii) other Restricted Payments in an aggregate amount not to exceed $25 million; provided that in determining the aggregate amount expended for Restricted Payments in accordance with paragraph (c) above, (1) no amounts expended under clauses (ii)(A)(1), (vi)(A), (viii) and (ix) of this paragraph will be included, (2) 100% of the amounts expended under clauses (ii)(A)(2),
(iv), (v), (vi)(B), (vii), (x), (xi), (xii) and (xiii) of this paragraph will be included, (3) 50% of the amounts expended under clause (iii) of this paragraph will be included, (4) amounts expended under clause (ii)(B) of this paragraph will be included to the extent previously included for the Retired Capital Stock and (5) 100% of the amounts expended under clause (i) to the extent not included under subclauses (1) through (4) of this proviso will be included. For the purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of permitted Restricted Payments described in clauses (i) through (xiii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.07 (including clauses (a), (b) and (c) thereof), the Company shall, in its sole discretion, classify such Restricted Payment in any manner that complies with the covenants described above and such Restricted Payment will be treated as having been made pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.07.

      Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based on the Company's latest available internal financial statements.

SECTION 4.08 DIVIDENDS AND PAYMENT RESTRICTIONS AFFECTING RESTRICTED
SUBSIDIARIES

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock, or any other interest or participation in, or measured by, its profits, owned by the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (A) the terms (as in effect on the date hereof) of the Existing Indebtedness, (B) the terms (as in effect on the date hereof) of the Credit Facilities and the Outstanding

Notes and Outstanding Note Indentures, (C) the terms of Indebtedness of the Company incurred in accordance with Section 4.09 hereof; provided that such terms of any such Indebtedness constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than is permitted by this Section 4.08, (D) the terms of this Indenture and the Securities, (E) applicable law, (F) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (G) the terms of purchase money obligations for property acquired in the ordinary course of business, but only to the extent that such purchase money obligations restrict or prohibit the transfer of the property so acquired, (H) the terms of the Class B Subordinated Debentures, the Class B Debenture Indenture, the Class D Subordinated Debentures, the Class D Debenture Indenture, the Class E Subordinated Debentures, the Class E Debenture Indenture, the Class F Subordinated Debentures, the Class F Debenture Indenture, the Class G Subordinated Debentures and the Class G Debenture Indenture, (I) any encumbrance or restriction with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date of this Indenture, which encumbrance or restriction is in existence at the time such Person becomes a Subsidiary of the Company or is created on the date it becomes a Subsidiary of the Company, (J) any encumbrance or restriction with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary, (K) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (L) customary provisions contained in leases and other agreements entered into in the ordinary course of business, (M) the terms of any Indebtedness for borrowed money of any Partially Owned Restricted Subsidiary or (N) any encumbrance or restriction existing under any agreement which refinances or replaces the agreements described in clauses (A), (B), (D), (H), (K), (L) and (M), provided that the terms and conditions of any such encumbrances or restrictions contained in any such agreement constitute no greater encumbrance or restriction on the ability of any Restricted Subsidiary to pay dividends or make distributions, make loans or advances or transfer properties or assets than those under or pursuant to the agreement evidencing the Indebtedness or obligations refinanced. Nothing contained in this Section 4.08 shall prevent the Company or a Restricted Subsidiary from entering into any agreement permitting or providing for the incurrence of Liens otherwise permitted by Section 4.13 hereof.

SECTION 4.09 INCURRENCE OF INDEBTEDNESS

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness unless the Company's Debt to Consolidated Cash Flow Ratio for its four full fiscal quarters ending immediately prior to the date such additional Indebtedness is created, incurred, issued, assumed or guaranteed would have been no greater than 6 to 1, and such Indebtedness is not senior in right of payment to the Securities; provided that such calculation shall give effect to (A) the incurrence of any Indebtedness (after giving effect to the application of the proceeds thereof) in connection with the simultaneous acquisition of any person, business, property or assets and (B) the Consolidated Cash Flow generated by such acquired person, business, property or assets, giving effect in each case to such incurrence of Indebtedness, application of proceeds and Consolidated Cash Flow as if such acquisition had occurred at the beginning of such four quarter period. For purposes of the foregoing provision, cash flow generated by any acquired person, business, property or asset shall be determined on the same basis as the definition of Consolidated Cash Flow and shall be based on the actual earnings before interest, taxes, depreciation and amortization of such acquired person, business, property or asset during the immediately preceding four full fiscal quarters plus (y) (i) the savings in cost of goods sold that would have resulted during that period from the effect of using the Company's actual costs for comparable goods and services during that period and (ii) other savings in cost of goods sold or eliminations of selling, general and administrative expenses as determined by the Company in good faith in its consideration of such acquisitions and consistent with the Company's experiences in acquisitions of similar businesses minus (z) the incremental expenses that would be included in cost of goods sold and selling, general and administrative expenses that would have been incurred by the Company in the operation of such acquired person, business, property or assets during such period.

      The foregoing limitations shall not apply to the incurrence of (i) Indebtedness pursuant to the Credit Facilities (provided that the principal amount of such Indebtedness shall not exceed $1.65 billion, less the amount of all repayments made in respect of term loans and of all permanent commitment reductions with respect to revolving loans (except to the extent, and only to the extent, that any required repayments of principal in connection with such commitment reduction are not made) made under the Credit Agreements (excluding such repayments and commitment reductions which occur substantially contemporaneously with a refinancing or a refunding thereof)), plus any amounts then available under clause (vi) of this paragraph; (ii) Existing Indebtedness;
(iii) Indebtedness represented by the Outstanding

Notes; (iv) Indebtedness represented by the Class B Subordinated Debentures issued in exchange for all of the outstanding Series B Preferred Stock, the Class D Subordinated Debentures issued in exchange for all the outstanding Series D Preferred Stock, the Class E Subordinated Debentures issued in exchange for all the outstanding Series E Preferred Stock, the Class F Subordinated Debentures issued in exchange for all the outstanding Series F Preferred Stock and the Class G Subordinated Debentures issued in exchange for all the outstanding Series G Preferred Stock; (v) Capital Lease Obligations in an aggregate principal amount which, when aggregated with the principal amount of all other Capital Lease Obligations then outstanding and incurred pursuant to this clause (v) and including all Refinancing Indebtedness (as defined below) incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v), does not exceed 5% of Total Assets; (vi) Indebtedness in an aggregate principal amount equal to the greater of (A) $225 million in the aggregate at any one time outstanding for the Company and its Restricted Subsidiaries or (B) Indebtedness created, incurred, issued, assumed or guaranteed (x) by the Company at any one time outstanding not in excess of 7% of the Consolidated Net Worth of the Company at the time of such creation, incurrence, issuance, assumption or guarantee or (y) by any Restricted Subsidiary of the Company at any one time outstanding not in excess of 7% of the Consolidated Net Worth of such Restricted Subsidiary at the time of such creation, incurrence, issuance, assumption or guarantee; (vii) Indebtedness created, incurred, issued, assumed or guaranteed in exchange for or the proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to in clauses (i) through (vi) above, including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness"); provided, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness (including unused commitments and additional Indebtedness incurred to pay premiums and fees in connection therewith) so extended, refinanced, renewed, replaced, substituted or refunded plus any amounts then available under clause
(vi) of this paragraph, (B) in the case of Refinancing Indebtedness for Indebtedness permitted under clauses (ii) and (iv) of this paragraph, the Refinancing Indebtedness permitted under clauses (ii) and (iv) of this paragraph shall have an Average Life equal to or greater than the Average Life of the Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and (C) the Refinancing Indebtedness for Indebtedness permitted under clauses (ii) and (iv) of this paragraph shall rank, in right of payment, no more senior than such Indebtedness being extended, refinanced, renewed, replaced, substituted or refunded and the Refinancing Indebtedness for Indebtedness permitted under clauses (i), (iii), (v) and (vi) of this paragraph shall rank, in right of payment, pari passu with or junior to the Securities; (viii) intercompany Indebtedness incurred in connection with Investments in Unrestricted Subsidiaries; provided that such Investments are permitted by
Section 4.07 or Section 4.14 hereof; (ix) Indebtedness under Currency Agreements and Interest Rate Agreements, provided that in the case of Currency Agreements which relate to other Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates; (x) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary of the Company pursuant to such agreements, incurred or assumed by the acquired Subsidiary in connection with the acquisition or disposition of any business, assets or Restricted Subsidiary of the Company, other than guarantees or similar credit support by the Company of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness in the nature of such guarantees shall at no time exceed the gross proceeds actually received from the sale of such business, assets or Restricted Subsidiary; (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts, which will not be, and will not be deemed to be, inadvertent) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within three Business Days of its incurrence;
(xii) Indebtedness of an entity at the time it is acquired as a Restricted Subsidiary, provided that such Indebtedness was not incurred or assumed by such entity in connection with or in anticipation of such acquisition; (xiii) Indebtedness between the Company and any Restricted Subsidiary; (xiv) Non-Compete Notes, not to exceed $50.0 million in aggregate principal amount less the amount of all principal repayments made in respect thereof; and (xv) the Company's Obligations arising from the repurchase, redemption or other acquisitions of Capital Stock from management investors to the extent permitted by Section 4.07 hereof. For the purposes of determining the aggregate Indebtedness of any referent Person, Indebtedness shall not include guarantees by any other Person of such Indebtedness. For the purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xv) of this Section 4.09 or is entitled to be incurred pursuant to the first paragraph of this Section 4.09, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with the covenants described above and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.09. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

SECTION 4.10 CHANGE OF CONTROL

      Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). Within 40 days following any Change of Control, the Company shall mail a notice to each Holder stating:

      (1) that the Change of Control Offer is being made pursuant to this
   Section 4.10 and that all Securities tendered will be accepted for payment;

      (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Change of Control Payment Date");

      (3) that any Security not tendered will continue to accrue interest;

      (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

      (5) that Holders electing to have any Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

      (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and

      (7) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Holder shall tender Securities, and each Security purchased and each such new Security issued by the Company shall be in a principal amount of $1,000 or integral multiples thereof.

      The Change of Control Offer shall be deemed to have commenced upon mailing of notice described in this paragraph and shall terminate 20 Business Days after its commencement, unless a longer offering period is required by law. If the Change of Control Payment Date is on the related interest payment date, any accrued interest will be paid to the person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

      On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee, the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof were tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted, payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail to such Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $1,000 or integral multiples thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.11 LIMITATIONS ON ASSET SALES

      (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (including the sale of any of the stock of any Subsidiary) unless at least 100% of the Net Proceeds from such Asset Sale (or, in the case of a Partially Owned Restricted Subsidiary, the Company's Pro Rata Portion thereof, after repayment by such Partially Owned Restricted Subsidiary of its Indebtedness) are applied first to repay Obligations or reduce commitments under the Credit Facilities in accordance with the terms thereof, second to offer to redeem at par the Outstanding Notes and third to offer to redeem at par the Securities. The foregoing application of Net Proceeds from Asset Sales is not required in the case of (i) sales or dispositions generating cash proceeds of less than, with respect to the Company, its Restricted Subsidiaries, $2.5 million and (ii) sales and dispositions as to which the Company delivers a reinvestment notice and the proceeds are so reinvested in one or more communications, publishing, information, education or media assets or businesses within twelve months of the date the relevant Asset Sale is consummated. Notwithstanding the foregoing provisions of this Section 4.11, neither the Company nor its Subsidiaries shall be required to apply the Net Proceeds from any Asset Sale (i) to the extent that the aggregate Net Proceeds from such Asset Sale, together with the Net Proceeds, if any, of any other Asset Sale which have not been previously applied, are less than $25 million or (ii) to the extent that, and for so long as, such Net Proceeds cannot be so applied as a result of an encumbrance or restriction permitted pursuant to Section 4.13 hereof.

      (b) At least 15 days prior to the Company's mailing of a notice of a Net Proceeds Offer, the Company shall notify the Trustee of the Company's obligation to make such Net Proceeds Offer. Notice of a Net Proceeds Offer shall be mailed by the Company not less than 30 Business Days nor more than 40 days before the Net Proceeds Payment Date to the Holders of the Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Net Proceeds Offer shall remain open from the time of mailing until the close of business on the Business Day prior to the Net Proceeds Payment Date. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Proceeds Offer. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

            (1) that the Net Proceeds Offer is being made pursuant to this
      Section 4.11 and that the Securities will be accepted for payment on a pro rata basis (rounded down to the nearest $1,000), if necessary;

            (2) the Purchase Price and the Net Proceeds Payment Date;

            (3) that any Security not tendered or accepted for payment will continue to accrue interest;

            (4) that any Security accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date;

            (5) that each Holder of a Security electing to have such Security purchased pursuant to a Net Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Trustee at the address specified in the notice prior to the close of business on the Business Day prior to the Net Proceeds Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the fifth Business Day next preceding the Net Proceeds Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

            (7) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

      The Trustee shall notify the Company at the opening of business on the Net Proceeds Payment Date as to the principal amount of each of the Securities or portions thereof which have been surrendered to the Trustee in connection with the Net Proceeds Offer. On the Net Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis (if necessary) Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company and any other information that the Trustee may reasonably request in order to make the payments required to be made on the Net Proceeds Payment Date. The Paying Agent shall promptly mail to Holders of Securities so accepted, payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed by the Trustee to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this
Section 4.11, the Trustee shall act as the Paying Agent.

SECTION 4.12 TRANSACTIONS WITH AFFILIATES

      Neither the Company nor any of its Restricted Subsidiaries shall make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Person (or any Affiliate of such Person) holding 10% or more of any class of Capital Stock of the Company or any of its Restricted Subsidiaries or (ii) any Affiliate of the Company or any of its Restricted Subsidiaries (each an "Affiliate Transaction") involving aggregate payments or consideration in excess of $5.0 million, unless (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) of this Section 4.12.

      The foregoing restriction shall not apply to (i) the payment of an annual fee to KKR for the rendering of management consulting and financial services to the Company and its Restricted Subsidiaries in an aggregate amount which is reasonable in relation thereto, (ii) the payment of transaction fees to KKR in amounts which are in accordance with past practices for the rendering of financial advice and services in connection with acquisitions, dispositions and financings by the Company and its Subsidiaries, (iii) loans to officers, directors and employees of the Company and its Subsidiaries for business or personal purposes and other loans and advances to such officers, directors and employees for travel, entertainment, moving and other relocation expenses made in the ordinary course of business of the Company and its Subsidiaries, (iv) any Restricted Payments not prohibited by Section 4.07 hereof, covenant or any Investment not prohibited by Section 4.14 hereof, (v) transactions between or among any of the Company and its Restricted Subsidiaries, (vi) allocation of corporate overhead to Unrestricted Subsidiaries on a basis not materially less favorable to the Company than such allocations to Restricted Subsidiaries or
(vii) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary.

SECTION 4.13 LIMITATIONS ON LIENS

      The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or any income or profits therefrom or assign or convey any right to receive income therefrom unless the Securities are equally and ratably secured.

SECTION 4.14 INVESTMENTS IN UNRESTRICTED SUBSIDIARIES

      The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Investment in any Unrestricted Subsidiary, if at the time of such Investment:

      (a)a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; or

      (b)immediately before such Investment, the Company would not be permitted to incur at least $1.00 of Indebtedness pursuant to the first paragraph of
   Section 4.09 hereof (without giving effect to clauses (i) through (xv) of the second paragraph thereof), which calculation shall be made on a pro forma basis deducting from Adjusted Consolidated Net Income the amount of any Investment the Company has made in an Unrestricted Subsidiary during the relevant period and any Investment the Company intends to make in an Unrestricted Subsidiary, to the extent that such Investment is made with amounts included in Adjusted Consolidated Net Income as a result of Transfers described in clause (c)(x) of Section 4.07 hereof or clause (c)(y) of this
   Section 4.14; or

      (c)such Investment, together with the aggregate of all other Investments in Unrestricted Subsidiaries made after May 13, 1992, exceeds (w) the aggregate Consolidated Net Cash Flow of the Company for the period (taken as one accounting period) from the beginning of the first quarter immediately after May 13, 1992 to the end of the Company's most recently ended fiscal quarter at the time of such Investment; plus (x) 100% of the aggregate net cash proceeds received by the Company from (i) the issue or sale of Equity Interests of the Company (other than such Equity Interests issued or sold to a Restricted Subsidiary of the Company and other than Redeemable Stock) or
   (ii) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Restricted Subsidiary from the proceeds of such sale; plus (y) 100% of the amount of all Transfers from a Net Cash Flow Unrestricted Subsidiary up to the aggregate Investment (after taking into account all prior Transfers from such Net Cash Flow Unrestricted Subsidiary) in such Net Cash Flow Unrestricted Subsidiary resulting from such payments or transfers of assets (valued in each case as provided in the definition of "Investment"); plus (z) in the event of a designation of a Net Cash Flow Unrestricted Subsidiary as a Restricted Subsidiary, 100% of an amount equal to the greater of (A) the fair market value of such Subsidiary as determined by the Board of Directors in good faith (or, if such fair market value may exceed $25.0 million, as determined in writing by an independent investment banking firm of nationally recognized standing) at the time of the redesignation of such Net Cash Flow Unrestricted Subsidiary as a Restricted Subsidiary and (B) the Consolidated Net Cash Flow generated by such Subsidiary for the period (taken as one accounting period) from the beginning of its first fiscal quarter commencing immediately after the date of its designation as Net Cash Flow an Unrestricted Subsidiary through such Subsidiary's fiscal quarter ending immediately prior to its designation as a Restricted Subsidiary (or if such Consolidated Net Cash Flow for such period is a deficit, 100% of such deficit);

provided, that all such amounts applied pursuant to this clause (c) shall not be available for application under clause (c) of Section 4.07 hereof.

      The foregoing limitations shall not apply to an Investment to the extent that it is (i) to capitalize a Restricted Payment Unrestricted Subsidiary permitted pursuant to Section 4.07 hereof; (ii) funded by the issuance of Equity Interests of the Company to the extent net proceeds are not used to fund an optional redemption of Notes and (iii) Investments in Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (iii) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value). For the purposes of determining compliance with this Section 4.14, in the event that the making of an Investment in an Unrestricted Subsidiary meets the criteria of more than one of the categories of permitted Investments in Unrestricted Subsidiaries described in clauses (i) through (iii) above or is entitled to be incurred pursuant to the first paragraph of this Section 4.14 (including clauses (a), (b) and (c) thereof), the Company shall, in its sole discretion, classify such Investment in an Unrestricted Subsidiary in any manner that complies with this
Section 4.14 and Investment in an Unrestricted Subsidiary will be treated as having been made pursuant to only one of such clauses or pursuant to the first paragraph of this Section 4.14.

      All Net Cash Flow Unrestricted Subsidiaries of the Company shall at all times remain wholly-owned, directly or indirectly, by the Company or a wholly-owned Restricted Subsidiary of the Company.

      Not later than the date of making any Investment described above, the Company shall deliver to the Trustee an Officer's Certificate stating that such Investment is permitted (including, without limitation, whether such Investment is capitalizing a Net Cash Flow

Unrestricted Subsidiary or a Restricted Payment Unrestricted Subsidiary) and setting forth the basis upon which the calculations required by this Section
4.14 were computed, which calculations may be based on the Company's latest available internal financial statements.

SECTION 4.15 PAYMENTS FOR CONSENT

      Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.16 CORPORATE EXISTENCE.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Restricted Subsidiary in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.17 SUBSIDIARY OWNERSHIP.

      All Restricted Subsidiaries and all Net Cash Flow Unrestricted Subsidiaries shall at all times remain wholly-owned, directly or indirectly, by the Company or a Restricted Subsidiary except if sold, leased, conveyed, disposed of or transferred in accordance with Section 4.11 hereof.

SECTION 4.18 RULE 144A INFORMATION REQUIREMENT .

      The Company will furnish to the Holders or beneficial holders of the Securities and prospective purchasers of the Securities designated by the holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company consummates the Exchange Offer or has registered the Securities for resale under the Securities Act.

                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01 MERGER, CONSOLIDATION, OR SALE OF ASSETS

      The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person (except a wholly-owned Restricted Subsidiary, provided that in connection with any merger of the Company with a Restricted Subsidiary of the Company, no consideration (other than common stock in the surviving corporation or the Company) shall be issued or distributed to the shareholders of the Company) or permit any person to merge with or into it unless:

      (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred (collectively, the "Successor") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

      (ii) immediately after giving effect to such transaction on a pro forma basis, (a) no Default and no Event of Default under this Indenture shall have occurred and be continuing and (b) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.09 hereof; and

      (iii) immediately after giving effect to such transaction on a pro forma basis, the Fixed Charge Coverage Ratio of the surviving entity is at least 1:1; provided that if the Fixed Charge Coverage Ratio of the Company before giving effect to such transaction is within the range set forth in column (A) below, then the pro forma Fixed Charge Coverage Ratio of the surviving entity shall be at least equal to the lesser of (x) the ratio determined by multiplying the percentage set forth in Column B by the Fixed Charge Coverage Ratio of the Company prior to such transaction, and (y) the ratio set forth in Column C below:

           (A)                                        (B)         (C)
           ---                                        ---         ---

      1.11:1 to 1.99:1..........................      90%        1.5:1
      2.00:1 to 2.99:1..........................      80%        2.1:1
      3.00:1 to 3.99:1..........................      70%        2.4:1
      4.00:1 or more............................      60%        2.5:1

and provided, further, that if the pro forma fixed Charge Coverage Ratio of the surviving entity is 3:1 or more, the calculation in the preceding provision shall be inapplicable and such transaction shall be deemed to have complied with the requirements of clause (iv) of this Section 5.01.

SECTION 5.02 SUCCESSOR CORPORATION SUBSTITUTED

      Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Securities in accordance with Section 5.01 hereof, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01 EVENTS OF DEFAULT

      Each of the following constitutes an "Event of Default":

      (1) the Company fails to make any payment of interest on any Security when the same shall become due and payable and the Default continues for a period of 30 days;

      (2) the Company fails to make any payment of the principal or premium of any Security when the same shall become due and payable at maturity, or upon acceleration, redemption or otherwise;

      (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and such failure continues for the period and after the notice specified below;

      (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee is now existing or thereafter created in the future, if either (A) such default is the failure to pay the final scheduled principal installment in an amount of at least $10 million in respect of any such Indebtedness on the stated maturity date thereof (after giving effect to any extension of such maturity date by the holder of such Indebtedness and after the expiration of any grace period in respect of such final scheduled principal installment contained in the instrument under which such Indebtedness is outstanding) or (B) as a result of such default the maturity of such Indebtedness has been accelerated prior to its express maturity and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated, aggregates $20 million or more; provided that an Event of Default shall not be deemed to occur with respect to any accelerated Indebtedness which is repaid or prepaid within 20 days after such declaration;

      (5) a final judgment that exceeds $15 million individually, or final judgments that exceed $25 million in the aggregate, for the payment of money are entered by a court or courts of competent jurisdiction against the Company, or any of its Restricted Subsidiaries and such judgment or judgments shall not be discharged, satisfied, stayed, annulled or rescinded within 60 days of being entered;

      (6) the Company or any of the Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

            (a)   commences a voluntary case,

            (b) consents to the entry of an order for relief against it in an involuntary case,

            (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

            (d)   makes a general assignment for the benefit of its creditors;
                  or

      (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (a) is for relief against the Company, or any of its Restricted Subsidiaries as debtor in an involuntary case,

            (b) appoints a Custodian of the Company, or any of its Restricted Subsidiaries or a Custodian for all or substantially all of the property of the Company, or any of its Restricted Subsidiaries, or

            (c) orders the liquidation of the Company, or any of its Restricted Subsidiaries,

   and the order or decree remains unstayed and in effect for 60 days.

      (8)except as permitted by this Indenture and the Securities, the Guarantees shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect with respect to any Guarantor or any Guarantor shall deny or disaffirm its obligations under its Guarantee.

      The Company is required, pursuant to Section 4.04(a) hereof, to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required, pursuant to Section 4.04(c) hereof, upon becoming aware of any Default or Event of Default to deliver a statement to the Trustee specifying such Default or Event of Default. The Trustee shall not be deemed to know of a Default unless a Responsible Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

      In the case of any Event of Default pursuant to the provisions of this
Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium, if any, which the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Securities contained to the contrary notwithstanding.

      A Default under clause (3) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 30% in principal amount of the then outstanding Securities notify the Company and the Trustee, in writing, of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02 ACCELERATION

      If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (6) or (7) of Section 6.01 hereof) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 30% in principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium and Liquidated Damages, if any, and accrued interest on the Securities to be due and payable immediately. Upon such declaration of acceleration such principal of, premium and Liquidated Damages, if any, and accrued interest, due and payable on the Securities, as determined in the next succeeding paragraph, shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (6) or (7) of Section 6.01 hereof occurs, all unpaid principal of, premium and Liquidated Damages, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of at least 51% in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, premium and Liquidated Damages, if any, or interest on the Securities that has become due solely as a result of such acceleration) have been cured or waived.

      In the event that the maturity of the Securities is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof and premium or Liquidated Damages, if any, plus accrued interest to the date of payment shall become due and payable.

SECTION 6.03 OTHER REMEDIES

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, or interest then due on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04 WAIVER OF PAST DEFAULTS

      The Holders of at least 51% in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities), except a continuing Default or Event of Default (i) in the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Security (including, without limitation, pursuant to any mandatory or optional redemption obligation hereunder) or (ii) that resulted from the failure to comply with Section 4.10 or 4.11 hereof. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05 CONTROL BY MAJORITY

      The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

SECTION 6.06 LIMITATIONS ON SUITS

      A Holder may not pursue a remedy with respect to this Indenture, the Securities or any Guarantee unless:

      (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

      (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

      (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense (including, without limitation, fees and expenses of counsel);

      (4) the Trustee does not comply with the request within 30 days after receipt of the request and the offer of indemnity; and

      (5) during such 30-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium and Liquidated Damages, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE

      If an Event of Default specified in Section 6.01(1) or (2) or (3) (with respect to the Company's obligations under Section 4.10 or 4.11 hereof) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the amount of principal, premium, if any, and interest remaining unpaid on the Securities, determined in accordance with Section 6.02 hereof and interest on overdue principal, premium and Liquidated Damages, if any, and, to the extent lawful, interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the

Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 PRIORITIES

      If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      First: to the Trustee for amounts due under Section 7.07 hereof;

      Second: to Holders for amounts due and unpaid on the Securities for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

      Third: to the Company.

      The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article 6.

SECTION 6.11 UNDERTAKING FOR COSTS

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01 DUTIES OF TRUSTEE

      (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (2) Except during the continuance of an Event of Default:

      (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee pursuant to and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

      (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (a) this paragraph does not limit the effect of paragraph (2) of this Section 7.01;

            (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or other officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 or 6.05 hereof.

      (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2), (3) and (5) of this Section 7.01.

      (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee is not obligated to perform any duty or exercise any right or power under this Indenture at the request of the Holders of the Securities unless it receives an offer from such Holders of security and indemnity satisfactory to it against any loss, liability or expense (including, without limitation, fees of counsel).

      (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02 RIGHTS OF TRUSTEE

      (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (2) Before the Trustee acts or refrains from acting, it may require receipt of an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel (to be promptly confirmed in writing) or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder and in reliance thereon.

      (3) The Trustee may act through agents, attorneys, custodians and nominees and shall not be responsible for the misconduct or negligence of any such agent, attorney, custodian or nominee appointed with due care.

      (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

      (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04 TRUSTEE'S DISCLAIMER

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05 NOTICE OF DEFAULTS

      If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs or, if later, within ten days after such Default or Event of Default becomes so known to the Trustee unless such Default or Event of Default has been cured. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Security or that resulted from a failure to comply with Section 4.10 or 4.11 hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers determines in good faith that withholding the notice is in the interests of the Holders.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS

      Within 60 days after each June 1 beginning with June 1, 1998, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b). The Trustee also shall transmit by mail all reports as required by TIA ss. 313(c).

      A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

SECTION 7.07 COMPENSATION AND INDEMNITY

      The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law relating to compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify and hold harmless the Trustee and its directors, officers, employees and agents against any loss, liability or expense (including without limitation fees and expenses of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture including, without limitation, costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of its powers and duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

      To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium and Liquidated Damages, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 REPLACEMENT OF TRUSTEE

      The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

      (1)   the Trustee fails to comply with Section 7.10 hereof;

      (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (3) a Custodian or public officer takes charge of the Trustee or its property; or

      (4)   the Trustee becomes incapable of acting.

The foregoing notwithstanding, a resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08, and thereafter the Trustee shall have no liability for any acts or omissions of any successor Trustee.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER, ETC .

      Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee. In case any Securities have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation of such authenticating trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor trustee had itself authenticated such Securities.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION

      There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY

      The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01 TERMINATION OF COMPANY'S AND GUARANTORS' OBLIGATIONS

      This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 hereof and the Trustee's and Paying Agent's obligations under Section 8.03 hereof shall survive) when all outstanding Securities theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

      (1) the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee or the Paying Agent, or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations in an amount sufficient (without reinvestment thereof) to pay principal and interest on the Securities to maturity or redemption, as the case may be, as such amounts become due, and to pay all other sums payable by it hereunder; provided that
   (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium and Liquidated Damages, if any, and interest with respect to the Securities;

      (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

      (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

      (4) the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee or a tax ruling from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this
   Section 8.01 and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

In such event, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

      However, the Company's and the Guarantors' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.06, 7.07, 7.08 and 8.04 hereof and the
Company's, the Guarantors', the Trustee's and Paying Agent's obligations in
Section 8.03 hereof, and the Trustee's rights under Article 7 hereof, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 7.07 hereof and the Trustee's and Paying Agent's obligations in Section 8.03 hereof shall survive.

      After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

      In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

SECTION 8.02 APPLICATION OF TRUST MONEY

      The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01 hereof. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.03 REPAYMENT TO COMPANY

      The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time, provided that nothing remains owed to the Trustee pursuant to this Indenture.

      The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.04 REINSTATEMENT

      If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 8.01 hereof; provided, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01 WITHOUT CONSENT OF HOLDERS

      The Company and the Trustee may amend this Indenture, the Securities or the Guarantee or waive any provision hereof or thereof without the consent of any Holder:

      (1)   to cure any ambiguity, defect or inconsistency;

      (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

      (3)   to comply with Section 5.01 hereof;

      (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder; or

      (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

      Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any supplemental indenture that, in its reasonable discretion, affects its own rights, duties or immunities under this Indenture or otherwise. After an amendment or waiver under this
Section 9.01 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.02 WITH CONSENT OF HOLDERS

      Except as provided below in this Section 9.02, this Indenture, the Securities or the Guarantee may be amended or supplemented, with the written consent of the Holders of at least 51% in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

      Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless, in the Trustee's reasonable discretion, such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      The Holders of at least 51% in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer for Securities) or any existing default. However, without the consent of each Holder affected, an amendment or waiver under this Section may not (with respect to any Securities held by a non-consenting Holder):

      (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

      (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or purchase price in connection with repurchases under Sections 3.07, 3.08, 4.10 or 4.11 hereof;

      (3) reduce the rate of or change the time for payment of interest on any Security;

      (4) waive a Default or Event of Default in the payment of principal of or premium and Liquidated Damages, if any, or interest on the Securities or that resulted from a failure to comply with Sections
            4.10 or 4.11 hereof (except a rescission of acceleration of the Securities by the Holders of at least 51% in aggregate principal amount of the Securities as provided in Section 6.02 hereof);

      (5) make any Securities payable in money other than that stated in the Securities;

      (6) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02; or

      (7)   waive a redemption payment with respect to any Security.

      The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT

      Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04 REVOCATION AND EFFECT OF CONSENTS

      Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (7) of Section
9.02 hereof. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05 NOTATION ON OR EXCHANGE OF SECURITIES

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or Trustee so determines, the Company in exchange for all Securities shall issue and the Trustee shall authenticate new Securities that reflect the changed terms.

SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS, ETC.

      The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not, in the Trustee's reasonable discretion, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10
                                    GUARANTEE

SECTION 10.01 SUBSIDIARY GUARANTEE

      Each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and premium and Liquidated Damages, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium and Liquidated Damages, if any, and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise; provided, however, that the maximum liability of a Guarantor pursuant to this Guarantee shall in no event exceed the Maximum Guaranteed Amount (as defined below). Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor other than the defense that payment has been made or that the other relevant obligations have been paid or performed. Each Guarantor hereby waives diligence, presentment, demand of payment, claim of fraud, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or

Guarantors, or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

      The "Maximum Guaranteed Amount" means, with respect to any Guarantor, the amount which allows the Guarantee to be enforceable to the fullest extent permitted by law, limited only to the extent necessary for the Guarantee to not constitute a fraudulent conveyance.

      The "Adjusted Net Worth" of a Guarantor as of the Guarantee Date shall mean the excess of (a) the amount of the fair saleable value of the assets of such Guarantor as of such date determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors over (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the Guarantee Date, determined on the basis provided in clause (a) above (excluding all liabilities under this Guarantee).

      Each Guarantor shall be subrogated to all rights of each Holder of any Securities against the Company in respect of any amounts paid to the Holders by such Guarantor pursuant to the provisions of this Guarantee; provided that the Guarantors shall not be entitled to enforce, or to receive, any payments arising out of or based upon, such right of subrogation until the principal of, premium and Liquidated Damages, if any, and interest on all the Securities shall have been paid in full and nothing remains owed to the Trustee pursuant to this Indenture.

      The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

      No Unrestricted Subsidiary or Partially Owned Restricted Subsidiary shall become a guarantor of any Indebtedness of the Company or any Restricted Subsidiaries unless such Unrestricted Subsidiary or Partially Owned Restricted Subsidiary becomes a guarantor of the Notes.

SECTION 10.02 EXECUTION AND DELIVERY OF GUARANTEE

      To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form of Exhibit A-1 shall be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Chairmen or Vice Presidents.

      Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

      If an officer or Officer whose signature is on this Indenture of on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid, binding and enforceable nevertheless.

      The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

SECTION 10.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

      (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

      (b) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided that each such Guarantor is sold or disposed of for fair market value, evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee; and provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure proceeding to the extent that such proviso would be inconsistent with the Uniform Commercial Code. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

SECTION 10.04 RELEASES FOLLOWING SALE OF ASSETS

      Concurrently with any sale of assets (including, if applicable, all of the capital stock of any Guarantor), any Liens in favor of the Trustee in the assets sold thereby shall be released; provided that any such assets are sold or disposed of for fair market value, evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee and, provided, further, that, the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure proceeding to the extent that such proviso would be inconsistent with the Uniform Commercial Code. If the assets sold in such sale or other disposition include all or substantially all of the assets of any Guarantor or all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition of all of the capital stock of such Guarantor) or the corporation acquiring the property and such Guarantor (in the event of a sale or other disposition of all or substantially all of the assets of a Guarantor) shall automatically be released and relieved of its obligations under this Article 10, provided that any such sale or disposition of all or substantially all of the assets of a Guarantor is sold or disposed of for fair market value, evidenced by a resolution of the Board of Directors set forth in an Officer's Certificate delivered to the Trustee and, provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure proceeding to the extent that such proviso would be inconsistent with the Uniform Commercial Code. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture as provided in this Article 10.

SECTION 10.05 "TRUSTEE" TO INCLUDE PAYING AGENT

      In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 10 in place of the Trustee.

SECTION 10.06 ADDITIONAL SUBSIDIARY GUARANTEES

      The Company shall (a) cause each Subsidiary which, after the date of this Indenture (if not then a Guarantor), becomes a Restricted Subsidiary to execute a Guarantee of the Obligations of the Company hereunder in the form set forth in this Article 10 hereof and Exhibit A-1 hereto, provided that no Subsidiary organized outside of the United States of America and no Unrestricted Subsidiary shall be required to be a Guarantor, and (b) deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that such Subsidiary Guarantee is a valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions for bankruptcy, fraudulent conveyance and equitable principles and the implied covenant of good faith and fair dealing.

                                   ARTICLE 11
                                  MISCELLANEOUS

SECTION 11.01 TRUST INDENTURE ACT CONTROLS

      If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included herein by any of Sections 310 to 317 inclusive of the TIA, such required provisions shall control.

SECTION 11.02 NOTICES

      Any notice or communication by the Company, the Guarantors or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

      If to the Company or the Guarantors:

          PRIMEDIA, INC.
          745 Fifth Avenue
          New York, New York 10151
          Attention: General Counsel
          Telecopier No.: (212) 745-0199

      With a copy to:

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York 10017
          Attention: Gary I. Horowitz, Esq.
          Telecopier No.: (212) 455-2502

      If to the Trustee:

          The Bank of New York
          101 Barclay Street -- 21W
          New York, New York 10286
          Attention: Corporate Trust Administration
          Telecopier No.: (212) 815-5915/5917

      The Company, the Guarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS

      Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 11.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT

      Upon any request or application by the Company and/or any Guarantors to the Trustee to take any action under this Indenture, the Company and/or such Guarantor as the case may be shall furnish to the Trustee:

      (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall include:

      (1) a statement that the Person making such certificate or opinion has read and understands such covenant or condition;

      (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact Opinions of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 11.06 RULES BY TRUSTEE AND AGENTS

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07 LEGAL HOLIDAYS

      A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08 NO RECOURSE AGAINST OTHERS

      No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 11.09 GOVERNING LAW

      This Indenture, the Securities and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

SECTION 11.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11 SUCCESSORS

      All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12 SEVERABILITY

      In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.13 COUNTERPART ORIGINALS

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14 TRUSTEE AS PAYING AGENT AND REGISTRAR

      The Company initially appoints the Trustee as Paying Agent and Registrar. The provisions regarding the indemnification of the Trustee set forth in Section
7.07 shall also apply to the Trustee in its capacity as Paying Agent and Registrar hereunder.

SECTION 11.15 TABLE OF CONTENTS, HEADINGS, ETC.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.16 BANK OF NEW YORK NOT ACTING IN INDIVIDUAL CAPACITY

      Notwithstanding anything to the contrary contained herein, this Indenture has been accepted by The Bank of New York not in its individual capacity but solely as Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Company herein or in any of the certificates, notices or agreements delivered by the Company pursuant hereto, as to all of which recourse shall be had solely to the assets of the Company, and under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Company.

SECTION 11.17 ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES

      In addition to the rights provided to Holders of Securities under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement.

                         [Signatures on Following Pages]

                                   SIGNATURES

                                     PRIMEDIA INC.


Dated as of February 17, 1998        By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                     THE APARTMENT GUIDE OF NASHVILLE, INC.
                                     ARGUS PUBLISHERS CORPORATION
                                     AMERICAN HEAT VIDEO PRODUCTIONS, INC.
                                     ASTN, INC.
                                     A WEP COMPANY
                                     BACON'S INFORMATION, INC.
                                     BANKERS CONSULTING COMPANY
                                     CARDINAL BUSINESS MEDIA, INC.
                                     CARDINAL BUSINESS MEDIA HOLDINGS, INC.
                                     CHANNEL ONE COMMUNICATIONS
                                     CORPORATION
                                     COVER CONCEPTS MARKETING SERVICES, LLC
                                     CSK PUBLISHING COMPANY INCORPORATED
                                     DAILY RACING FORM, INC.
                                     DATA BOOK, INC.
                                     DRF FINANCE, INC.
                                     THE ELECTRONICS SOURCE BOOK, INC.
                                     EXCELLENCE IN TRAINING CORPORATION
                                     FUNK & WAGNALLS YEARBOOK CORPORATION
                                     GARETH STEVENS, INC.
                                     GO LO ENTERTAINMENT, INC.
                                     GUINN COMMUNICATIONS, INC.
                                     HAAS PUBLISHING COMPANIES, INC.
                                     HEALTH & SCIENCES NETWORK, INC.
                                     IDTN LEASING CORPORATION
                                     INDUSTRIAL TRAINING SYSTEMS CORPORATION
                                     INTELLICHOICE, INC.
                                     INTERMODAL PUBLISHING COMPANY, LTD.
                                     INTERTEC MARKET REPORTS, INC.
                                     INTERTEC PRESENTATIONS, INC.
                                     INTERTEC PUBLISHING CORPORATION
                                     K-III HPC, INC.
                                     K-III PRIME CORPORATION
                                     LAW ENFORCEMENT TELEVISION NETWORK, INC.
                                     LAW ENFORCEMENT TELEVISION NETWORK, INC.
                                     LIFETIME LEARNING SYSTEMS, INC.
                                     LITTLE ROCK APARTMENT GUIDE, INC.
                                     LOCKERT JACKSON & ASSOCIATES, INC.
                                     MCMULLEN ARGUS PUBLISHING, INC.
                                     MEMPHIS APARTMENT GUIDE, INC.
                                     MUSICAL AMERICA PUBLISHING, INC.
                                     NELSON INFORMATION, INC.
                                     NEWBRIDGE COMMUNICATIONS, INC.

                                     PARK AVENUE PUBLISHING, INC.
                                     PICTORIAL, INC.
                                     PLAZA COMMUNICATIONS, INC.
                                     PRIMEDIA HOLDINGS III INC.
                                     PRIMEDIA INFORMATION INC.
                                     PRIMEDIA MAGAZINES INC.
                                     PRIMEDIA MAGAZINES FINANCE INC.
                                     PRIMEDIA REFERENCE INC.
                                     PRIMEDIA SPECIAL INTEREST
                                     PUBLICATIONS INC.
                                     QWIZ, INC.
                                     R.E.R. PUBLISHING CORPORATION
                                     STRAIGHT DOWN, INC.
                                     SYMBOL OF EXCELLENCE
                                     PUBLISHERS, INC.
                                     TEL-A-TRAIN, INC.
                                     TI-IN ACQUISITION CORPORATION
                                     WEEKLY READER CORPORATION
                                     WESTCOTT COMMUNICATIONS, INC.
                                     WESTCOTT COMMUNICATIONS MICHIGAN, INC.
                                     WESTCOTT ECI, INC.
                                     WESTERN EMPIRE PUBLICATIONS, INC.


Dated as of February 17, 1998        By:
                                        ----------------------------------------

                                         Name:

                                         Title:

                                     THE BANK OF NEW YORK,
                                       as Trustee


Dated as of February 17, 1997        By:
                                        ----------------------------------------

                                     Vice President

                                    EXHIBIT A

                           7 5/8 SENIOR NOTES DUE 2008
No. _________________                                    CUSIP _________________

                                                         $______________________

PRIMEDIA Inc., a Delaware corporation (herein called the "Company"), for value received hereby promises to pay to

_________________________________________________________

or registered assigns,

the principal sum of _________________________________________________________

on April 1, 2008.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Reference is hereby made to the further provisions of this Senior Note due 2008 set forth on the reverse side hereof and such further provisions shall for all purposes have the same effect as if set forth on the front side hereof.

IN WITNESS WHEREOF, the Company has caused this certificate to be signed manually or by facsimile.

Dated: February 17, 1998

CERTIFICATE OF AUTHENTICATION:

This is one of the Securities referred
to in the within mentioned Indenture.

THE BANK OF NEW YORK,                       PRIMEDIA INC.
as Trustee

By:                                      By:
  -----------------------                   --------------------------------
  Authorized Signatory                       Name:
                                               Title:

                           7 5/8 SENIOR NOTES DUE 2008

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

      "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (d) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $100,000, AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

      Capitalized terms used herein have the meaning assigned to them in the Indenture unless otherwise indicated.

            1. INTEREST; LIQUIDATED DAMAGES. The Company promises to pay interest on the principal amount of this Security at 7 5/8 per annum from the date of issuance until maturity and shall pay the Liquidated Damages payable pursuant to Section 5 of the Registration Rights Agreement. The Company will pay interest and Liquidated Damages, if any, semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be October 1, 1998. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate per annum on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) and premium and Liquidated Damages, if any, to the Persons who are registered Holders of Securities at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Securities will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, premium and Liquidated Damages may be made by check mailed to the Holders of the Securities at their addresses set forth in the register of Holders of Securities.

            3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

            4. INDENTURE. The Company issued the Securities under an Indenture dated as of February 17, 1998 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code ss.ss. 77aaa-77bbbb). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are senior obligations of the Company initially limited to $250.0 million in aggregate principal amount, plus premiums and Liquidated Damages, if any, plus amounts, if any, sufficient to pay interest on outstanding Securities as set forth in Paragraph 2 hereof. Additional Notes may be issued from time to time subject to Section 4.09 of the Indenture. The Notes and any additional Notes subsequently issued would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

            5. OPTIONAL REDEMPTION.

            The Company may redeem all or any of the Securities, in whole or in part, at any time on or after April 1, 2003 at the redemption prices (expressed as percentages of the principal amount) set forth in the immediately succeeding paragraph, plus accrued and unpaid interest thereon to the applicable redemption date.

            The redemption price as a percentage of the principal amount shall be as follows, if the Securities are redeemed during the twelve-month period beginning April 1 of the year indicated below:

              Year                                  Percentage
              ----                                  ----------

              2003 ................................  103.813%
              2004 ................................  102.542%
              2005 ................................  101.271%
              2006 and thereafter .................  100.000%

            Notwithstanding the foregoing, upon the occurrence at any time of a Change of Control, the Securities will be redeemable, at the option of the Company, in whole or in part, pursuant to the provisions of Section 3.08 of the Indenture.

            6. MANDATORY OFFERS TO REPURCHASE; ASSET SALES.

            (a) Upon the occurrence of a Change of Control, the Company will be required to offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% of the aggregate principal amount of such Securities, plus premium, Liquidated damages and accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall remain open for a period of 20 Business Days after its commencement unless a longer offering period is required by law. No earlier than 30 days nor later than 40 days after the notice of the Change of Control Offer has been mailed (the "Change of Control Payment Date"), the Company shall deposit, to the extent lawful, with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof tendered by Holders. The Paying Agent shall promptly mail or deliver payment for all Securities tendered in the Change of Control Offer.

            A Holder of Securities may tender all or any portion of his Securities at his discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on this Security. Any portion of Securities tendered must be in integral multiples of $1,000.

            (b) The Company is required to apply 100% of the Net Proceeds of any Asset Sale (including the sale of stock of any Subsidiary) first to repay Obligations or reduce commitments under the Credit Facilities, second to offer to redeem at par the Outstanding Notes and third to offer to redeem at par the Securities.

            7. NOTICE OF REDEMPTION. Notice of any redemption pursuant to
      Section 3.07 or 3.08 of the Indenture will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

            8. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except the unredeemed portion of any Security being redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a Notice of Redemption and ending on the date of such mailing or during the period between a record date and the corresponding Interest Payment Date.

            9. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

            10. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture, the Securities or the Guarantee may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the consent of the Holders of at least 51% in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to comply with Section 5.01 of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

            Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder of Securities) (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption or purchase price in connection with repurchases under Sections 3.07, 3.08, 4.10 or 4.11 of the Indenture,
      (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium or Liquidated Damages, if any, or interest on the Securities or that resulted from a failure to comply with Sections 4.10 or
      4.11 of the Indenture (except a rescission of acceleration of the Securities by the Holders of at least 51% in aggregate principal amount of the Securities as provided in Section 6.02 of the Indenture), (v) make any Securities payable in money other than that stated in the Securities, (vi) make any change in Section 6.04 or 6.07 of the Indenture or this sentence, and or (vii) waive a redemption payment with respect to any Security.

            The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture or this Security (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

            11. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest or Liquidated Damages on the Securities for 30 days; default in payment of the principal or premium of any Security at maturity, or upon acceleration, redemption or otherwise; failure by the Company for 30 days after written notice to it from the Trustee, or after written notice to it and the Trustee from Holders of at least 30% in principal amount of the then outstanding Securities, to comply with any of its other agreements in the Indenture or the Securities; certain defaults under other Indebtedness; certain final judgments that remain undischarged for 60 days after being entered; certain events of bankruptcy or insolvency; and, except as permitted by the Indenture and the Securities, the Guarantees are held in any judicial proceeding to be unenforceable or invalid or otherwise cease for any reason to be in full force and effect with respect to any Guarantor or any Guarantor denies or disaffirms its obligations under its Guarantee. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Securities may declare all the Securities to be immediately due and payable for an amount equal to 100% of the principal amount of the Securities plus premium and Liquidated Damages, if any, and accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or an Event of Default in payment of principal, premium or Liquidated Damages, if any, or interest or that resulted from a failure to comply with Section 4.10 or 4.11 of the Indenture) if and so long as a committee of its Responsible Officers determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

            12. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

            13. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each

      Holder of the Securities by accepting the Securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

            14. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            16. GUARANTORS. Payment of principal, premium and Liquidated Damages, if any, and interest (including interest on overdue principal of, premium, if any, and interest, if lawful) is unconditionally guaranteed by each of the Guarantors.

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

            PRIMEDIA INC.
            745 Fifth Avenue
            New York, New York  10151
            Attention:  Treasurer

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:__________________


                        Your Signature:________________________________________
                (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.*


----------------------------------------

*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

      If you want to elect to have this Security purchased by the Company pursuant to Section or 4.10 or 4.11 of the Indenture, check the appropriate box:

           |_| Section 4.10    |_| Section 4.11

      If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, state the amount you elect to have purchased: $______________


Date:__________         Your Signature:________________________________________
                (Sign exactly as your name appears on the face of this Security)

Signature Guarantee.*


----------------------------------------

*Signature must be guaranteed by a financial institution that is a member of the Securities Transfer Agent Medallion Program in accordance with the Securities Exchange Act of 1934, as amended.

                     SCHEDULE OF EXCHANGES FOR GLOBAL NOTES

             Amount of        Amount of       Principal Amount
            decrease in      increase in          of this
             Principal        Principal          Global Note
             Amount of        Amount of        following such    Signature of
Date of        this             this             decrease         Authorized
Exchange    Global Note      Global Note        (or increase)     Signatory

                                   EXHIBIT A-1

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                    GUARANTEE

      Each of the corporations listed below (hereinafter referred to as the "Guarantors", which term includes any successor or additional Guarantor under the Indenture (the "Indenture") referred to in the Security upon which this notation is endorsed) (i) has jointly and severally, unconditionally guaranteed that (a) the principal of, and premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee will be promptly paid in full or performed, all in accordance with the terms hereof and as set forth in the Indenture; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, or otherwise; provided, however, that the maximum liability of a Guarantor pursuant to this Guarantee shall in no event exceed the Maximum Guaranteed Amount (as defined below). Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

      The "Maximum Guaranteed Amount" means, with respect to any Guarantor, the amount which allows this Guarantee to be enforceable to the fullest extent permitted by law, limited only to the extent necessary for this Guarantee to not constitute a fraudulent conveyance.

      The Adjusted Net Worth of a Guarantor as of the Guarantee Date shall mean the excess of (a) the amount of the fair saleable value of the assets of such Guarantor as of such date determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors over (b) the amount of all liabilities of such Guarantor, contingent or otherwise, as of the Guarantee Date, determined on the basis provided in clause (a) above (excluding all liabilities under this Guarantee).

      No stockholder, officer, director, employer or incorporator, past, present or future, of the Guarantors, as such, shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director, employer or incorporator.

      This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

      This Guarantee shall not be valid or obligatory for any purpose with respect to a Security until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories.

    THE APARTMENT GUIDE OF NASHVILLE, INC.
    ARGUS PUBLISHERS CORPORATION
    AMERICAN HEAT VIDEO PRODUCTIONS, INC.
    ASTN, INC.
    A WEP COMPANY
    BACON'S INFORMATION, INC.
    BANKERS CONSULTING COMPANY
    CARDINAL BUSINESS MEDIA, INC.
    CARDINAL BUSINESS MEDIA HOLDINGS, INC.
    CHANNEL ONE COMMUNICATIONS CORPORATION
    COVER CONCEPTS MARKETING SERVICES, LLC


                                     A-1-1

    CSK PUBLISHING COMPANY INCORPORATED
    DAILY RACING FORM, INC.
    DATA BOOK, INC.
    DRF FINANCE, INC.
    THE ELECTRONICS SOURCE BOOK, INC.
    EXCELLENCE IN TRAINING CORPORATION
    FUNK & WAGNALLS YEARBOOK CORPORATION
    GARETH STEVENS, INC.
    GO LO ENTERTAINMENT, INC.
    GUINN COMMUNICATIONS, INC.
    HAAS PUBLISHING COMPANIES, INC.
    HEALTH & SCIENCES NETWORK, INC.
    IDTN LEASING CORPORATION
    INDUSTRIAL TRAINING SYSTEMS CORPORATION
    INTELLICHOICE, INC.
    INTERMODAL PUBLISHING COMPANY, LTD.
    INTERTEC MARKET REPORTS, INC.
    INTERTEC PRESENTATIONS, INC.
    INTERTEC PUBLISHING CORPORATION
    K-III HPC, INC.
    K-III PRIME CORPORATION
    LAW ENFORCEMENT TELEVISION NETWORK, INC.
    LAW ENFORCEMENT TELEVISION NETWORK, INC.
    LIFETIME LEARNING SYSTEMS, INC.
    LITTLE ROCK APARTMENT GUIDE, INC.
    LOCKERT JACKSON & ASSOCIATES, INC.
    MCMULLEN ARGUS PUBLISHING, INC.
    MEMPHIS APARTMENT GUIDE, INC.
    MUSICAL AMERICA PUBLISHING, INC.
    NELSON INFORMATION, INC.
    NEWBRIDGE COMMUNICATIONS, INC.
    PARK AVENUE PUBLISHING, INC.
    PICTORIAL, INC.
    PLAZA COMMUNICATIONS, INC.
    PRIMEDIA HOLDINGS III INC.
    PRIMEDIA INFORMATION INC.
    PRIMEDIA MAGAZINES INC.
    PRIMEDIA MAGAZINES FINANCE INC.
    PRIMEDIA REFERENCE INC.
    PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.
    QWIZ, INC.
    R.E.R. PUBLISHING CORPORATION
    STRAIGHT DOWN, INC.
    SYMBOL OF EXCELLENCE PUBLISHERS, INC.
    TEL-A-TRAIN, INC.
    TI-IN ACQUISITION CORPORATION
    WEEKLY READER CORPORATION
    WESTCOTT COMMUNICATIONS, INC.
    WESTCOTT COMMUNICATIONS MICHIGAN, INC.


                                     A-1-2

    WESTCOTT ECI, INC.
    WESTERN EMPIRE PUBLICATIONS, INC.

                                             Name:
                                             Title:


                                     A-1-3

                                   SCHEDULE I

    THE APARTMENT GUIDE OF NASHVILLE, INC.
    ARGUS PUBLISHERS CORPORATION
    AMERICAN HEAT VIDEO PRODUCTIONS, INC.
    ASTN, INC.
    A WEP COMPANY
    BACON'S INFORMATION, INC.
    BANKERS CONSULTING COMPANY
    CARDINAL BUSINESS MEDIA, INC.
    CARDINAL BUSINESS MEDIA HOLDINGS, INC.
    CHANNEL ONE COMMUNICATIONS CORPORATION
    COVER CONCEPTS MARKETING SERVICES, LLC
    CSK PUBLISHING COMPANY INCORPORATED
    DAILY RACING FORM, INC.
    DATA BOOK, INC.
    DRF FINANCE, INC.
    THE ELECTRONICS SOURCE BOOK, INC.
    EXCELLENCE IN TRAINING CORPORATION
    FUNK & WAGNALLS YEARBOOK CORPORATION
    GARETH STEVENS, INC.
    GO LO ENTERTAINMENT, INC.
    GUINN COMMUNICATIONS, INC.
    HAAS PUBLISHING COMPANIES, INC.
    HEALTH & SCIENCES NETWORK, INC.
    IDTN LEASING CORPORATION
    INDUSTRIAL TRAINING SYSTEMS CORPORATION
    INTELLICHOICE, INC.
    INTERMODAL PUBLISHING COMPANY, LTD.
    INTERTEC MARKET REPORTS, INC.
    INTERTEC PRESENTATIONS, INC.
    INTERTEC PUBLISHING CORPORATION
    K-III HPC, INC.
    K-III PRIME CORPORATION
    LAW ENFORCEMENT TELEVISION NETWORK, INC.
    LIFETIME LEARNING SYSTEMS, INC.
    LITTLE ROCK APARTMENT GUIDE, INC.
    LOCKERT JACKSON & ASSOCIATES, INC.
    MCMULLEN ARGUS PUBLISHING, INC.
    MEMPHIS APARTMENT GUIDE, INC.
    MUSICAL AMERICA PUBLISHING, INC.
    NELSON INFORMATION, INC.
    NEWBRIDGE COMMUNICATIONS, INC.
    PARK AVENUE PUBLISHING, INC.
    PICTORIAL, INC.
    PLAZA COMMUNICATIONS, INC.
    PRIMEDIA HOLDINGS III INC.
    PRIMEDIA INFORMATION INC.
    PRIMEDIA MAGAZINES INC.
    PRIMEDIA MAGAZINES FINANCE INC.
    PRIMEDIA REFERENCE INC.

    PRIMEDIA SPECIAL INTEREST PUBLICATIONS INC.
    QWIZ, INC.
    R.E.R. PUBLISHING CORPORATION
    STRAIGHT DOWN, INC.
    SYMBOL OF EXCELLENCE PUBLISHERS, INC.
    TEL-A-TRAIN, INC.
    TI-IN ACQUISITION CORPORATION
    WEEKLY READER CORPORATION
    WESTCOTT COMMUNICATIONS, INC.
    WESTCOTT COMMUNICATIONS MICHIGAN, INC.
    WESTCOTT ECI, INC.
    WESTERN EMPIRE PUBLICATIONS, INC.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

     Re: 7 5/8 Senior Notes Due 2008

      Reference is hereby made to the Indenture, dated as of February 17, 1998 (the "Indenture"), between PRIMEDIA Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. |_| Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. |_| Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

      (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on Definitive Notes and in the Indenture and the Securities Act.

4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             -------------------------------
                                             [Insert Name of Transferor]


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

Dated:__________ ,____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

      (a)   |_| a beneficial interest in the:

      (i)   |_| 144A Global Note (CUSIP _____), or

      (ii)  |_| Regulation S Global Note (CUSIP _____), or

      (iii) |_| IAI Global Note (CUSIP_____), or

      (b)   |_| a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

                                  [CHECK ONE]

      (a)   |_| a beneficial interest in the:

      (i)   |_| 144A Global Note (CUSIP _____), or

      (ii)  |_| Regulation S Global Note (CUSIP _____), or

      (iii) |_| Unrestricted Global Note (CUSIP _____); or

      (b)   |_| a Restricted Definitive Note; or

      (c)   |_| an Unrestricted Definitive Note,

      in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

            Re: 7 5/8 Senior Notes 2008

                                (CUSIP ________)

            Reference is hereby made to the Indenture, dated as of February 17, 1998 (the "Indenture"), between PRIMEDIA Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ____, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

      (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) |_| Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

      (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) |_| Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] |_| 144A Global Note, |_| Regulation S Global Note or |_| IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             -------------------------------
                                             [Insert Name of Owner]


                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

Dated:__________ ,____

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

PRIMEDIA Inc.
745 Fifth Avenue
New York, New York 10151

The Bank of New York
101 Barclay Street
New York, New York 10286

            Re: 7 5/8 Senior Notes Due 2008

      Reference is hereby made to the Indenture, dated as of February 17, 1998 (the "Indenture"), between PRIMEDIA Inc., as issuer (the "Company"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      In connection with our proposed purchase of $____________ aggregate principal amount of:

      (a)   |_| a beneficial interest in a Global Note, or

      (b)   |_| a Definitive Note, we confirm that:

      1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

      2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $100,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

      3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

      5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law.

      You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


  -------------------------------
                                            [Insert Name of Accredited Investor]


                                            By:
                                               ----------------------------
                                               Name:
                                               Title:

Dated:__________ ,____


                                      D-2